                                                                   EXHIBIT 10.14

================================================================================



                          STRATEGIC ALLIANCE AGREEMENT


                                    between


                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.


                                      AND

                              HYATT VENTURES, INC.


                         Dated as of November 12, 1996



================================================================================

                       TABLE OF CONTENTS
                       -----------------


                            ARTICLE I........................    1

       STRATEGIC ASSISTANCE; INVESTMENT OBLIGATION; WARRANTS.    1

1.1       Hyatt Commitment...................................    1
1.2       IFT Cooperation....................................    2
1.3       Investment in IFT..................................    2
1.4       Warrants...........................................    2

                          ARTICLE II.........................    3

               JOINT INVESTMENT OPPORTUNITIES................    3

2.1       Hyatt Investment Option............................    3
2.2       General Procedures.................................    4
2.3       Specific Procedures................................    4
2.4       Formation of Joint Ventures........................    5
2.5       Economic Benefits..................................    5
2.6       Local Partners.....................................    6
2.7       Conversion of Hyatt Interests......................    6
2.8       Mechanics of Conversion............................    7
2.9       Limitation on Conversion Rights....................    9

                        ARTICLE III..........................    9

            TERMS OF SALE TO JOINT VENTURES..................    9

3.1       Sales by IFT.......................................    9
3.2       Timing of Payments to IFT..........................   10
3.3       Further Actions....................................   10
3.4       Representations and Warranties to JV Customers        10

                         ARTICLE IV..........................   11

                      OTHER AGREEMENTS.......................   11

4.1       Board of Directors.................................   11
4.2       Executive Committee................................   11
4.3       Election and Removal...............................   11
4.4       Consultation Right.................................   11
4.5       Registration Rights................................   11


4.6       Confidentiality....................................   12
4.7       Standstill.........................................   12
4.8       Audit..............................................   13

                         ARTICLE V...........................   14

            REPRESENTATIONS AND WARRANTIES OF IFT............   14

5.1       Corporate Existence and Power......................   14
5.2       Corporate Authorization............................   15
5.3       Consents; Approvals................................   15
5.4       Non-Contravention..................................   15
5.5       Capitalization.....................................   16
5.6       SEC Filings........................................   16
5.7       Financial Statements...............................   17
5.8       Disclosure Documents...............................   17
5.9       Intellectual Property..............................   17
5.10      Absence of Certain Changes.........................   18
5.11      Litigation.........................................   18
5.12      Compliance with Laws and Agreements................   18
5.13      Finders' Fees......................................   19
5.14      Full Disclosure; No Misrepresentations.............   19

                          ARTICLE VI.........................   19

           REPRESENTATIONS AND WARRANTIES OF HYATT...........   19

6.1       Corporate Existence and Power......................   19
6.2       Corporate Authorization............................   19
6.3       Consents; Approvals................................   19
6.4       Non-Contravention..................................   20
6.5       Disclosure Documents...............................   20
6.6       Litigation.........................................   20
6.7       Finders' Fees......................................   20
6.8       Full Disclosure; No Misrepresentations.............   20

                          ARTICLE VII........................   21

                        INDEMNIFICATION......................   21

7.1       Indemnification of Hyatt...........................   21
7.2       Procedure for Claims...............................   21
7.3       Indemnification of IFT.............................   23


                             ARTICLE VIII....................   24

                         GENERAL PROVISIONS..................   24

8.1       Expenses...........................................   24
8.2       Notices............................................   24
8.3       Public Announcements...............................   25
8.4       Headings...........................................   25
8.5       Severability.......................................   25
8.6       Entire Agreement...................................   25
8.7       Assignment.........................................   25
8.8       Amendment; Waiver..................................   26
8.9       Governing Law; Forum...............................   26
8.10      Counterparts.......................................   26
8.11      Attorneys' Fees....................................   26
8.12      Further Action.....................................   26

                          STRATEGIC ALLIANCE AGREEMENT


     THIS STRATEGIC ALLIANCE AGREEMENT (this "AGREEMENT"), dated as of November 12, 1996 by and between Interactive Flight Technologies, Inc., a Delaware corporation ("IFT") and Hyatt Ventures, Inc., a Delaware corporation ("HYATT").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, IFT is engaged in the development, manufacture, marketing, sale and distribution of computer-based in-flight entertainment networks (the "ENTERTAINMENT NETWORK") currently for use primarily by airline passengers, including a new generation of the Entertainment Network ("IFEN-2") which IFT desires to market, sell and distribute to airlines and other potential IFT customers (collectively, "IFT CUSTOMERS");

     WHEREAS, Hyatt and certain of its affiliates and designees (the "HYATT GROUP") have experience, relationships and resources which may be helpful to IFT in marketing, selling and distributing the IFEN-2 system, together with all of its updates, upgrades, modifications, enhancements and derivatives (the "SYSTEM"); and

     WHEREAS, IFT and Hyatt have agreed to form a strategic alliance with respect to the System on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the agreements of the parties contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:



                                   ARTICLE I

             STRATEGIC ASSISTANCE; INVESTMENT OBLIGATION; WARRANTS

     Section 1.1  Hyatt Commitment.  During the Alliance Period (as defined
                  ----------------
below), Hyatt, through the Hyatt Group, shall, at the request of IFT, use its best commercial efforts to assist IFT in advancing IFT's current and future business with respect to the System, including, without limitation, consulting with and assisting IFT in (a) development of relationships with international and U.S. domestic air carriers, (b) negotiation of contractual relationships with international and U.S. air carriers, (c) development of relationships and contractual arrangements with non-air carrier potential users of the System, (d) development of relationships and contractual arrangement with entrepreneurial and institutional financing sources, (e) development of relationships and contractual arrangements with service providers and vendors, such as credit card companies and telecommunications companies and (f) development and implementation of marketing programs. Hyatt shall assign at least one person to discharge its responsibilities under this Section 1.1, which person shall devote that portion of his time as is reasonably necessary to fulfill Hyatt's obligations under this Section. IFT agrees that it shall reimburse Hyatt for all reasonable and documented out-of-pocket costs and expenses incurred by or on behalf of Hyatt in connection with the performance of Hyatt's obligations under this Section 1.1; provided, however, that to the extent any such expenses can be properly
--------  -------
identified as having been incurred in connection with a specific Joint Venture, such Joint Venture shall reimburse IFT for 100% any amounts previously reimbursed to Hyatt pursuant to this Section 1.1. Anything to the contrary herein notwithstanding, in the event of a Change of Control (as defined in
Section 4.7 below), Hyatt may, at its option, terminate its obligations under this Section 1.1. For the purposes of this Agreement, "ALLIANCE PERIOD" shall mean the period beginning on the date hereof and ending on the date either party delivers written notice (a "TERMINATION NOTICE") terminating the Alliance Period; provided, however, that a Termination Notice may not be delivered until
        --------  -------
the later to occur of (i) the date two years from the date hereof and (ii) the date on which the Hyatt Group (A) no longer owns equity interests in any of the Joint Ventures formed pursuant to Sections 2.3 below and (B) owns shares, and warrants or options to acquire shares, comprising in the aggregate less than 5% of the issued and outstanding shares of IFT's Class A Common Stock, par value $0.01 per share (the "CLASS A COMMON STOCK").

     Section 1.2  IFT Cooperation.  IFT shall use its best commercial efforts to
                  ---------------
cooperate with Hyatt in Hyatt's performance of its obligations pursuant to
Section 1.1 above.

     Section 1.3  Investment in IFT.  During the period beginning on the date
                  -----------------
hereof and ending 90 days therefrom, Hyatt (itself or through the Hyatt Group), shall invest or cause to be invested an aggregate of $1,000,000 in the acquisition of shares of Class A Common Stock through open market purchases; provided, however, that Hyatt shall not be obligated to make any such purchase
--------  -------
at a price per share in excess of $14.15.

     Section 1.4  Warrants.
                  --------

          (a) Reservation of Warrants. In consideration of Hyatt's willingness
              -----------------------
     to enter into and perform its obligations under this Agreement, IFT agrees, subject to the terms of Section 1.4(b) and (c) below, to issue to Hyatt (or its designees) warrants substantially in the form attached hereto as
     Exhibit 1.4 (the "WARRANTS") to acquire up to 1,340,222 shares of Class A
     -----------
     Common Stock at an exercise price of $9.875 per share, subject to adjustment in accordance with the antidilution provisions of the Warrants. IFT agrees to reserve shares of Class A Common Stock to meet its obligations under the Warrants, and all shares of Class A Common Stock issued upon exercise of the Warrants shall be duly and validly issued, fully paid and nonassessable, free of any Liens (as defined in Section 5.4 below), not subject to any preemptive rights and shall be listed on any exchanges on which the Class A Common Stock is then listed.

          (b) Issuance of Warrants.  During the period beginning on the date
              --------------------
     hereof and ending on the second anniversary of the date hereof (the "WARRANT VESTING PERIOD"), IFT shall issue one-ninetieth of the Warrants to Hyatt (or its designees) for each airplane with respect to which IFT or a Joint Venture (as defined in Section 2.4 below) obtains a binding commitment from an IFT Customer, other than an Excluded Customer, for the installation of the System; provided, however, that during the Warrant
                                 --------  -------
     Vesting Period, upon the occurrence of any of the events described in clauses (i) and (ii) of Section 4.3 (Merger; Consolidation; Sale of Assets) of the Warrants or any distribution described in Section 4.4 (Other Distributions) of the Warrants, which distribution exceeds 5% of the book value of IFT, 100% of the Warrants to which Hyatt is entitled under this Agreement shall become fully vested. For the purposes of this Agreement, "EXCLUDED CUSTOMER" means (i) Swissair, (ii) Debonair, (iii) Alitalia, (iv) Petrol Air, (v) Futura Airlines, (vi) Air Europa and (vii) Oasis Airlines.

          (c) Term.  All Warrants issued in accordance with Section 1.4(b)
              ----
     above, shall expire and shall become void at 5:00 p.m. (Pacific time) on the fifth anniversary of the date hereof.


                                   ARTICLE II

                         JOINT INVESTMENT OPPORTUNITIES

     Section 2.1    Hyatt Investment Option.  During the Alliance Period, Hyatt
                    -----------------------
shall, at its option, have the right (each such right being hereinafter referred to as an "INVESTMENT OPTION") to invest up to one-third of the financing required by IFT to effect the installation of the System (a) on the aircraft fleets of any five IFT Customers in the airline industry, excluding Qantas Airlines ("QANTAS"), or, if a Joint Venture is not formed with respect to Qantas on or prior to February 28, 1997, any six IFT Customers in the airline industry and (b) for two other IFT Customers or opportunities outside of the airline industry. The Investment Option shall terminate upon termination of the Alliance Period, except with respect to potential IFT Customers with which IFT is then in negotiation and in which Hyatt had previously indicated a significant interest under Section 2.3 below. IFT and Hyatt will use their reasonable best efforts to agree upon the terms of and to form a Joint Venture with respect to Qantas. The Investment Option shall not apply to IFT Customers (other than Qantas) which are contractually obligated to make full payment to IFT within 60 days of completion of the installation of the System of at least the fully burdened cost of goods of such System less, the lesser of (x) $20,000,000 and (y) 20% of the fully
               ----
burdened cost of goods of such System. For purposes of determining "FULLY BURDENED COST" of goods and/or services, IFT will establish, in consultation with and subject to the reasonable approval of Hyatt, a method of project management accounting under which IFT will allocate all costs incurred with regard to the sales and other activities relating to a JV Customer (whether incurred before or after the formation of the relevant Joint Venture for such JV Customer), including, without limitation, out-of-pocket costs, costs of consultants, subcontractors and advisors, direct labor, material and other costs (including the cost of warranty service performance), and an allocation of indirect costs, but excluding (i) R&D costs relating to the design of the System generally (as opposed to R&D costs relating to design modifications or enhancements undertaken for a specific project) and (ii) costs of warranty service performance arising out of or related to System design defects (as opposed to routine part failures or defects in any JV Customer specific design modifications or enhancements).

     Section 2.2    General Procedures.  The parties acknowledge that the
                    ------------------
Investment Options are intended to be afforded and exercised in a manner such that Hyatt shall have as reasonable an opportunity as is practicable (in light of the circumstances and timing of the specific IFT Customer opportunity) to participate in negotiations and discussions with potential IFT Customers, to perform due diligence regarding and evaluations in connection with any proposed transaction(s) with potential IFT Customers and to exercise the Investment Option. However, the parties also acknowledge that such opportunities and rights of Hyatt must be afforded and exercised in such a manner as to permit IFT to reasonably solicit potential IFT Customers and to conduct negotiations regarding (and consummate) sales of the System in connection with which Hyatt does not elect to exercise its Investment Option.

     IFT shall use its commercial best efforts to assist Hyatt in Hyatt's due diligence review and evaluation with respect to the Investment Options. IFT further agrees to grant Hyatt and its representatives reasonable access to IFT's personnel and advisors in connection with Hyatt's evaluation of each such Investment Option.

     Section 2.3    Specific Procedures.  IFT shall keep Hyatt apprised of all
                    -------------------
material contacts and discussions with potential IFT Customers to which an Investment Option may apply. Hyatt agrees to notify IFT in writing as promptly as is practical of the names of any of the potential IFT Customers with respect to which Hyatt does not have a significant interest in exercising the Investment Option. IFT will be free to pursue such potential IFT Customers without being subject to the Investment Option; provided, however, that if Hyatt determines
                                  --------  -------
thereafter that it has a significant interest in such potential IFT Customer, it may rescind its earlier indication of lack of interest unless there would be any material adverse impact on alternative arrangements IFT has made or is then making in good faith with respect to such potential IFT Customers.

     In connection with any potential IFT Customers with respect to which Hyatt has a significant interest in exercising the Investment Option, IFT and Hyatt shall use reasonable efforts to share any relevant information which either may have, with respect to, and with the goal of assisting each other in evaluating transactions with, potential IFT Customers. At such time as it becomes critical for IFT (in IFT's reasonable judgment) to establish the financing approach for any particular IFT Customer to which an Investment Option applies, IFT will provide Hyatt with a written notice (the "NOTICE") of the amount of financing which IFT will require in respect of such IFT Customer and the material terms of the transaction with respect to which such financing is sought. Hyatt may exercise an Investment Option by written notice to IFT within a reasonable time (taking into account the needs of IFT and Hyatt) but in any case within 30 business days following receipt of the Notice by Hyatt. If Hyatt exercises an

Investment Option with respect to any IFT Customer, it may at the same time indicate an interest in providing any additional financing that IFT would otherwise seek from outside parties at arms length terms to be mutually agreed by the parties in good faith. If Hyatt is not interested in providing such additional financing or if the parties are unable to reach agreement with respect to such additional financing after 30 days of good faith negotiation, then Hyatt shall provide capital only as required by the relevant Investment Option and IFT will be free to raise any additional financing needed from third parties. By written notice promptly delivered to IFT, Hyatt may change its position with respect to the exercise or non-exercise of an Investment Option, but only (a) in the case of any opportunity with respect to which it has exercised an Investment Option, if that transaction fails to close in a timely manner for any reason other than a material breach by Hyatt of its obligation to fund the applicable Joint Venture (as defined in Section 2.4 below) and to otherwise use its reasonable efforts to cooperate with IFT in negotiations with the relevant potential IFT Customer (as contemplated hereby) or if there is a material adverse change in the opportunity from that understood by the parties at the time of the exercise by Hyatt of an Investment Option and Hyatt promptly notifies IFT after learning of such change, or (b) in the case of any opportunity with respect to which Hyatt failed or elected not to exercise an Investment Option, to the extent that there would not be a material adverse impact on alternative arrangements IFT has made or is then making in good faith.

     Section 2.4    Formation of Joint Ventures.  In the event Hyatt timely
                    ---------------------------
exercises an Investment Option with respect to any IFT Customer (a "JV CUSTOMER"), IFT and Hyatt (together with any local partners, to the extent approved in accordance with Section 2.6 below) shall form an entity (each, a "JOINT VENTURE") relative to (a) the installation of the System in the applicable JV Customer's fleet with respect to airline customers or (b) other similar installations and/or deliveries of the System with respect to any non-airline JV Customers. Each Joint Venture (which the parties currently anticipate will be organized as a limited liability company, limited partnership or equivalent entity) will be governed by an agreement (a "JOINT VENTURE AGREEMENT") acceptable to IFT and Hyatt with terms and provisions substantially similar to the form of operating agreement attached hereto as Exhibit 2.4. Each
                                                              -----------
Joint Venture Agreement shall include, without limitation, provisions regarding
(i) board (or similar governing body) representation in accordance with equity interests, (ii) tax efficient allocations of profits and losses; (iii) major decisions which require approval of all IFT and Hyatt (A) board (or similar governing body) members or (B) equity holders, (iv) procedures for resolution of deadlocks (v) transfer restrictions, including a right of first refusal, (vi) drag-along and tag-along rights and (vii) dilution procedures in the event a participant fails to contribute committed capital.

     Section 2.5    Economic Benefits.  The parties acknowledge and agree that
                    -----------------
under certain circumstances approved in advance and in writing by IFT and Hyatt, it may be necessary or advantageous for IFT (or an IFT affiliate) to enter into contractual arrangements with one or more JV Customers in lieu or on behalf of a Joint Venture. Under such circumstances IFT shall accept all of the economic benefits derived from any such contractual arrangements between IFT (or an IFT affiliate) and any such JV Customer in trust for the benefit of, and as agent for, the applicable Joint Venture, and shall take all actions reasonably necessary to assure that such economic benefits are transferred to and obtained by the Joint Venture.


     Section 2.6    Local Partners.  In the event that IFT and Hyatt reasonably
                    --------------
agree that it is necessary or otherwise desirable in order to operate in a non-U.S. IFT Customer's principal geographic area or otherwise to facilitate sales of the System to such IFT Customer to seek the participation of a local partner (a "LOCAL PARTNER") in a Joint Venture that is formed to do business with a non-U.S. JV Customer, IFT and Hyatt agree that the interests in the Joint Venture, after giving effect to the participation of the Local Partner, shall be two-thirds IFT and one-third Hyatt, respectively.

     Section 2.7    Conversion of Hyatt Interests.
                    -----------------------------

          (a) Conversion Right.  Subject to the provisions of Section 2.9 below,
              ----------------
     with respect to any Joint Venture, at any time and from time to time following (i) with respect to airline customers, completion of installation of the System on all aircraft initially contemplated (either specifically identified by tail number or otherwise limited by a specified number of aircraft) at the time of formation of such Joint Venture and (ii) with respect to non-airline customers, a mutually agreed upon milestone of similar import to that described in the immediately preceding clause (i), Hyatt or the relevant member of the Hyatt Group (the "JV HOLDER") shall have the option to convert (each a "CONVERSION OPTION") an amount not less than 50% (or such lesser portion as is necessary to comply with Section 2.9) of its initial equity interest in such Joint Venture (each an "EQUITY INTEREST") into that number of shares of Class A Common Stock determined by dividing (A) the aggregate value of the Equity Interest in the applicable Joint Venture (as determined in accordance with the terms of Section 2.7(b) below), by (B) the Current Market Price (as defined in Section 2.7(c) below) of a share of Class A Common Stock as of the Conversion Date (as defined in Section 2.8(a) below).

          (b) Determination of Joint Venture Value.  The aggregate value of the
              ------------------------------------
     Equity Interest in the applicable Joint Venture as of the Conversion Date shall be determined either (i) by mutual agreement of IFT and the JV Holder or (ii) absent such agreement within five business days of IFT's receipt of a Conversion Notice, by a nationally recognized investment banking firm or nationally recognized valuation firm (in either case, the "APPRAISER"), based upon the discounted cash flow of the relevant Joint Venture, without consideration of a minority discount. In the event that IFT and the JV Holder cannot mutually agree on an Appraiser within 10 business days of IFT's receipt of a Conversion Notice from the JV Holder, each of IFT and the JV Holder shall submit the names of three proposed Appraisers. Promptly following submission of the names of the proposed Appraisers, the Appraiser shall be selected from such names by lottery. Each of IFT and the JV Holder shall cooperate with the Appraiser. The Appraiser shall submit its determination within 30 days of its engagement by the parties, which determination shall be conclusive and binding on IFT and the JV Holder. The expenses of the Appraiser shall be borne equally by IFT and the JV Holder.

          (c) For the purposes of this Agreement, "CURRENT MARKET PRICE" of a share of Class A Common Stock at any date shall be (i) in the event that the Class A Common Stock is not then being publicly traded in the over-the-counter market or on a nationally recognized exchange, the fair market value (which shall not be less than book value) on the date for which such determination is to be made as determined in good faith by the Board of Directors of IFT after consultation with IFT's investment bankers or (ii) in the event that the Class A Common Stock is then being publicly traded in the over-the-counter market or on a nationally recognized exchange, the average of the last reported sale prices per share for the 45 consecutive Trading Days (as defined below) preceding the date of such computation.
     The last reported sale price for each day shall be (A) the last sale price, or the closing bid price if no sale occurred, of the Class A Common Stock on the principal securities exchange on which the Class A Common Stock is listed, (B) if not listed as described in clause (A), the last reported sale price of the Class A Common Stock on any national stock exchange, if traded thereon, or on the Automated Quotation System of the National Association of Securities Dealers, Inc. (the "NASDAQ SYSTEM"), or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (C) if not quoted as described in clauses (i) or (ii), the mean of the high and low bid quotations for the Class A Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted bid quotations for the Class A Common Stock on at least five of the ten preceding days. If the Class A Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the last reported sale price shall be determined in the manner set forth in clause (C) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (A) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the last reported sale price of the Class A Common Stock on any day or the average of such last reported sale prices for any period shall be the fair market value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the IFT. As used herein the term "TRADING DAYS" means (x) if the Class A Common Stock is quoted on the NASDAQ System or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system, or (y) if not quoted as described in clause (x), days on which quotations are reported by the National Quotation Bureau Incorporated, or
     (z) if the Class A Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business.

     Section 2.8    Mechanics of Conversion.
                    -----------------------

          (a) Notice of Conversion.  In order to exercise a Conversion Option
              --------------------
     described in Section 2.7(a) above, the JV Holder shall deliver to IFT a written notice (a "CONVERSION NOTICE") including the following information
     (i) the name of the relevant Joint Venture, (ii) the percentage of its Equity Interest that the JV Holder wishes to convert, (ii) the conversion date, which date shall be a day following the date on which

     IFT receives the Conversion Notice (the "CONVERSION DATE"), (iv) the JV Holder's proposed valuation of the Joint Venture (the "PROPOSED VALUATION") and (v) if calculable based on the chosen Conversion Date, a calculation of the number of shares of Class A Common Stock that the JV Holder believes it is entitled to receive upon conversion. Within five business days of IFT's receipt of a Conversion Notice, IFT will notify the JV Holder in writing as to whether IFT agrees or disagrees with the Proposed Valuation. In the event IFT disagrees with the Proposed Valuation, the JV Holder and IFT shall within 10 business days of IFT's receipt of the Conversion Notice agree upon an Appraiser, or if they are unable to agree on an Appraiser, the Appraiser shall be selected in accordance with Section 2.7(a) above.

          (b) Issuance of Shares.  Upon the earlier to occur of (i) the
              ------------------
     agreement of IFT with the Proposed Valuation or (ii) the determination of the aggregate value of the JV Holder's Equity Interest by the Appraiser, but subject to delivery by the JV Holder of customary representations and warranties concerning investment intent and compliance with federal and state securities laws, IFT shall promptly take all actions necessary to effect the conversion described in the applicable Conversion Notice and issue and deliver to the JV Holder the applicable number of whole shares of Class A Common Stock, together with cash in the amount required to pay for any fractional shares of Class A Common Stock otherwise issuable upon conversion.

          (c) Effective Time of Conversion.  Each conversion of Equity Interests
              ----------------------------
     by a JV Holder shall be deemed to have been effected, and such JV Holder shall be deemed to be a shareholder of IFT for all purposes, immediately prior to the close of business on the date on which all conditions set forth in Section 2.8(b) are satisfied, and the Persons in whose name(s) any certificate for shares of Class A Common Stock are issued shall be deemed to have become the holder(s) of record of the shares of Class A Common Stock at such time. All shares of Class A Common Stock delivered upon conversion pursuant to a Conversion Notice, shall be duly and validly issued, fully paid and non-assessable, free of any Liens (as defined in Section 6.4 below) and not subject to any preemptive rights.

          (d) Company to Reserve Stock.  IFT shall at all times following the
              ------------------------
     date hereof use its reasonable best efforts (including, without limitation, promptly taking such corporate action as may be necessary to increase its authorized but unissued securities), based on its good faith determination of the values of the applicable Joint Ventures, to reserve and keep available for issue upon exercise of Conversion Options such number of its authorized but unissued shares of Class A Common Stock as will be sufficient to permit the conversion in full of all outstanding Equity Interests subject to the Conversion Option, and shall use its reasonable best efforts to cause all shares of Class A Common Stock issued upon exercise of Conversion Options to be listed on any exchanges on which the Class A Common Stock is then listed.

          (e) Taxes on Conversion.  IFT will pay any and all documentary stamp
              -------------------
     or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on a JV Holder's exercise of its Conversion Option (but excluding taxes arising out of the transfer of shares by the JV Holder).

          (f) Reclassification, Consolidation, Merger or Sale.  In case of any
              -----------------------------------------------
     reclassification or change of outstanding shares of Class A Common Stock (other than a change in par value, or as a result of a subdivision or combination), or in case of any consolidation of IFT with, or merger of IFT with or into, any other entity that results in a reclassification, change, conversion, exchange or cancellation of outstanding shares of Class A Common Stock or any sale or transfer of all or substantially all of the assets of IFT, each JV Holder shall have the right thereafter to convert its Equity Interests into the kind and amount of securities, cash and other property which such JV Holder would have been entitled to receive upon such reclassification, change, consolidation, merger, sale or transfer such JV Holder had held the Class A Common Stock issuable upon the conversion of the Equity Interests immediately prior to the reclassification, change, consolidation, merger, sale or transfer.

     Section 2.9    Limitation on Conversion Rights.  A JV Holder may not
                    -------------------------------
exercise its rights of conversion under Section 2.7 above if, after giving effect to a proposed conversion, the aggregate ownership of Class A Common Stock by Hyatt or the Hyatt Group (exclusive of shares of Class A Common Stock acquired (a) pursuant to Section 1.3 above, (b) as a result of the exercise of the Warrants described in Section 1.4 above or (c) acquired in connection with financing provided by Hyatt pursuant to Section 2.3 hereof) would exceed 20% of the aggregate number of shares of voting securities of IFT then outstanding, calculated on a fully diluted basis.


                                  ARTICLE III

                        TERMS OF SALE TO JOINT VENTURES

     Section 3.1    Sales by IFT.  IFT shall sell to each Joint Venture and each
                    ------------
Joint Venture shall purchase from IFT such Joint Venture's requirements related to the System and all goods and services ancillary thereto to be sold, transferred or provided by each Joint Venture to such Joint Venture's JV Customer. All such goods and services (including, without limitation, the System, spare parts, software, hardware, installation, programming and maintenance) shall be provided to the relevant Joint Venture by IFT at a price equal to 115% of IFT's fully burdened cost of such goods and services; provided,
                                                                       --------
however, that such fully burdened cost of goods and services may include, with
-------
respect to a particular JV Customer, costs of research and development required specifically to address the unique needs of such JV Customer, but shall under no circumstances include any allocation of or for IFT's costs of general research and development, regardless of when such costs were incurred. The foregoing notwithstanding, in the event that a Joint Venture is able to acquire goods and/or services not comprising the System but related to the operation thereof on more favorable terms to the Joint Venture than those offered by IFT, the Joint Venture shall so inform IFT. In the event that IFT promptly is willing to sell such goods and/or services to the Joint Venture on terms (including delivery schedule) which are equal or are more favorable to the Joint Venture than the third-party's terms, the Joint Venture will purchase such goods and services from IFT. Otherwise the Joint Venture will be free to purchase such goods and/or services from the third party.

     Section 3.2    Timing of Payments to IFT.  Absent other arrangements made
                    -------------------------
between IFT and the relevant Joint Venture, each Joint Venture shall remit to IFT, on a shipset-by-shipset basis, 50% of the cost of initial System installation 60 days prior to scheduled delivery and installation of the System to the JV Customer and the remaining 50% upon completion of the delivery and installation of the System. All payments shall be made against IFT invoices in immediately available U.S. funds by electronic wire transfer to an account designated by IFT to each Joint Venture in writing at least three business days prior to the due date of any amounts due hereunder. All other amounts due from a Joint Venture to IFT hereunder shall be invoiced by IFT upon delivery of the goods to the JV Customer or performance of services for the JV Customer, and paid by the Joint Venture "net 30."

     Section 3.3    Further Actions.  IFT shall use best commercial efforts to
                    ---------------
assist each Joint Venture to market, sell and distribute the System to its JV Customer and to provide all services ancillary thereto, including, without limitation, (a) granting limited licenses with respect to the System to the Joint Ventures, (b) providing access to IFT marketing, sales, maintenance and technical support personnel and (c) providing legal, accounting and finance support, in each case subject to reimbursement by such Joint Venture for 115% the fully burdened costs of providing such assistance and services as provided in Section 2.1.

     Section 3.4    Representations and Warranties to JV Customers.  IFT hereby
                    ----------------------------------------------
agrees that Hyatt and each JV Holder shall be third-party beneficiaries of, and shall have no responsibility or liability for any representations, warranties, covenants and agreements that each Joint Venture (or IFT) is required to make to each JV Customer in connection with the sale of the System (and performance of ancillary services with respect thereto) to each JV Customer, other than with respect to the costs of providing warranty service to JV Customers on account of routine parts failures or defects or general system maintenance, which costs shall be borne by the relevant Joint Venture. Further IFT agrees that it shall indemnify and hold the Hyatt Indemnified Parties (as defined in Section 7.1(b) below) harmless against any claims made by or through any such JV Customer in respect of such representations, warranties, covenants and agreements as though such claims were Third Party Claims (as defined in Section 7.2(b) below). The foregoing notwithstanding, Hyatt agrees that IFT shall not be required to indemnify the Hyatt Indemnified Parties on account of Third Party Claims made by JV Customers for the costs of warranty service associated with routine parts failures or defects or general System maintenance.

     Section 3.5    Invoice Disputes.  In the event that there is a dispute
                    ----------------
between IFT and a Joint Venture regarding amounts owed by a Joint Venture to IFT, the Joint Venture shall pay any undisputed amounts owed by such Joint Venture to IFT, and with respect to disputed amounts, a representative of IFT and one of the Hyatt Designees (or a person designated by such

Hyatt Designee) on behalf of the Joint Venture shall use their reasonable best efforts to resolve the dispute promptly. In the event such persons cannot resolve the dispute with 60 days of the date on which the disputed amount became past due, the IFT representative and the Hyatt Designee (or his designee) on behalf of the Joint Venture shall select an arbitrator (the "ARBITRATOR") pursuant to the Appraiser selection method described in Section 2.7(b) above. The Arbitrator shall submit its determination within 30 days of its engagement to resolve the dispute, which determination shall be conclusive and binding on IFT and the Joint Venture. The expenses of the Arbitrator shall be borne by the non-prevailing party.


                                  ARTICLE IV

                               OTHER AGREEMENTS

     Section 4.1    Board of Directors.  During the Alliance Period, Hyatt shall
                    ------------------
have the right to designate and IFT agrees to cause the nomination of, no less than two individuals (the "HYATT DESIGNEES") as members of the Board of Directors of IFT (the "BOARD"). In the event that the number of directors constituting the whole Board is increased above nine members, Hyatt shall be entitled to nominate, and IFT agrees to cause the election of no less than two-ninths of members of the Board rounded up, in the case of a fractional number, to the next whole number.

     Section 4.2    Executive Committee.  During the Alliance Period, if an
                    -------------------
Executive Committee of the Board exists or is created, IFT agrees to cause the appointment of at least one Hyatt Designee to the Executive Committee (or equivalent committee) of the Board.

     Section 4.3    Election and Removal.  If any Hyatt Designee shall be unable
                    --------------------
or unwilling to serve as a director of IFT or on the Executive Committee of the Board, Hyatt shall be entitled to promptly designate a replacement designee to be elected or appointed. Hyatt may cause any Hyatt Designee to be removed with or without cause, with any vacancy on the Board or on the Executive Committee of the Board so created to be filled as provided in the immediately preceding sentence.

     Section 4.4    Consultation Right.  During the Alliance Period, IFT shall
                    ------------------
timely consult with Hyatt regarding the selection, engagement, retention and proposed discharge of any member of IFT's senior management.

     Section 4.5    Registration Rights.  All shares of Class A Common Stock
                    -------------------
received by Hyatt and/or the Hyatt Group in connection with the transactions contemplated by this Agreement including, without limitation, by virtue of Sections 1.4, 2.3 and 2.7 hereof, shall have the benefit of, and be subject to the terms of that certain Registration Rights Agreement dated as of the date hereof (the "REGISTRATION RIGHTS AGREEMENT") among IFT, Hyatt and the other Persons who become parties hereto. The Registration Rights Agreement shall provide, among other things, for the Hyatt (or members of the Hyatt Group) to have four demand and unlimited piggyback registration rights, and shall otherwise be substantially in the form of Exhibit 4.5 attached hereto.
            -----------

     Section 4.6    Confidentiality.  In the course of the transactions
                    ---------------
contemplated by this Agreement, Hyatt may from time to time have access to Proprietary Information (as defined below) of IFT. Hyatt agrees that all Proprietary Information which it has received or may receive shall be considered the property of IFT and proprietary of IFT, whether or not so marked. Hyatt agrees that it shall use its reasonable best efforts to (a) protect and preserve all Proprietary Information, (b) not disclose or otherwise transfer any Proprietary Information to any third party without the written consent of IFT,
(c) not use any Proprietary Information, except in connection with the transactions contemplated by this Agreement, (d) limit the dissemination of any Proprietary Information only to those persons whose duties require a knowledge of such Proprietary Information for the purposes permitted hereunder, and (e) return or destroy all Proprietary Information and any copies thereof immediately upon request therefor. "PROPRIETARY INFORMATION" means all oral, written or recorded information about or related to IFT or its technology or business which is hereafter furnished by its officers, directors, employees or agents, regardless of the manner in which it is furnished, together with any summaries, extracts, analyses or other documents prepared by Hyatt which contain, reflect or are generated from such information, regardless of whether explicitly identified as, or known to Hyatt to be, confidential. However, "Proprietary Information" does not include information which (w) is or becomes generally available to the public other than as a result of a disclosure directly or indirectly by Hyatt or any of Hyatt's employees, officers, directors or agents,
(x) was independently acquired or developed by Hyatt without breach of this Agreement, (y) becomes available to Hyatt on a non-confidential basis from a person or entity other than IFT or its advisors who to Hyatt's knowledge is not and was not bound by a confidentiality agreement with IFT, or, to Hyatt's knowledge, is not and was not otherwise prohibited from transmitting the information to Hyatt or (z) is required to be disclosed by law or legal process. The provisions of this Section 4.6 shall survive for a period of two years following the earlier to occur of the termination of this Agreement and the termination of the Alliance Period (except with respect to trade secrets and technical data that constitute Proprietary Information, which shall survive indefinitely).

     Section 4.7  Standstill.  For a period of four years from the date hereof,
                  ----------
except (a) pursuant to the transactions expressly contemplated by this Agreement, (b) in the case of insolvency, bankruptcy, reorganization or similar proceeding involving IFT or any of its subsidiaries or affiliates, (c) in the event of a Change of Control (as defined below), or (d) with the approval of a majority of directors of IFT other than the Hyatt Designees, Hyatt and its controlled affiliates will not (and will not assist or encourage its affiliates to), directly or indirectly acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of any voting securities issued by IFT, or any rights or options to acquire such ownership, including from a third party. As used above, "CHANGE OF CONTROL" means the actual or publically announced proposed acquisition (including without limitation beneficial ownership as defined in Rule 13d-3 under the Exchange

Act) by any person or group (as defined in Rule 13d-3 under the Exchange Act) of voting securities representing at least 30% of the votes entitled to be cast at any meeting of IFT stockholders, provided such person is not a holder of Class B Common Stock, par value $0.01 per share (the "CLASS B COMMON STOCK") as of the date hereof, Hyatt or an affiliate of Hyatt (or, in the case of a group, such group is dominated or led by a Person (as defined in Section 5.1 below) or Persons who are not currently in control of IFT or Hyatt).

     Section 4.8    Audit.
                    -----

          (a) Audit Mechanics.  No more frequently than once during each six
              ---------------
     month period during the Alliance Period, Hyatt may cause its representatives to perform an audit of the books and records of IFT to ensure compliance by IFT with the provisions of Sections 2.1 and 3.1 hereof. IFT shall cooperate with Hyatt and its representatives in respect of any such audit and shall further grant reasonable access to Hyatt and its representatives to IFT books, records and personnel in connection therewith. Hyatt agrees to cause its representatives to be bound by the provisions of Section 4.6 prior to the audit.

          (b) Violation of Section 2.1.  In the event that the results of an
              ------------------------
     audit demonstrate that with respect to the last sentence of Section 2.1 above, IFT has failed to offer Hyatt an Investment Option, then IFT shall grant Hyatt the option to acquire from IFT that portion of the improperly excluded transaction which Hyatt would otherwise have been eligible to acquire at IFT's original cost, less 25%. In the event Hyatt exercises such option, IFT and Hyatt shall form a Joint Venture as though IFT had properly offered the IFT Customer to Hyatt as an Investment Option. Under no circumstances shall a Joint Venture formed pursuant to this Section 4.8(b) constitute the exercise by Hyatt of an Investment Option for the purposes of Section 2.1 above.

          (c) Violation of Section 3.1.  In the event that the results of an
              ------------------------
     audit demonstrate that with respect to the prices set forth in Section 3.1 below, IFT has overcharged or undercharged a Joint Venture for goods or services, IFT shall promptly remit to the relevant Joint Venture (or such Joint Venture shall promptly remit to IFT, as applicable) the full amount of such overcharge or undercharge, together with interest on such amount at the rate of 10% per annum from the date that the overcharged or undercharged amount was paid by the Joint Venture to IFT.

          (d) Cost of Audits.  All costs and expenses of each audit shall be
              --------------
     borne (i) by Hyatt in the event no remedy is available under Section 4.8(b) or Section 4.8(c) as a result of the audit or the audit reveals an overpayment of less than 5% of the amount due during the period and (ii) by IFT in the event that Hyatt is entitled to a remedy under Section 4.8(b) or the audit reveals discrepancies of more than 5% of the total during the period which give rise to a remedy under Section 4.8(c).

     Section 4.9    Directors Options.  Promptly following the execution of this
                    -----------------
Agreement, IFT shall grant an aggregate of 250,000 options (the "OPTIONS") to the Hyatt Designees as a group (to be allocated in Hyatt's sole discretion) at an exercise price not to exceed $9.785 per share, which Options shall otherwise be in form and substance identical to options granted to other members of the Board. The shares of Class A Common Stock underlying the Option shall at all times following the date hereof be covered by an effective registration statement on Form S-8 (or any successor form). IFT agrees to reserve shares of Class A Common Stock to meet its obligations under the Options, and all shares of Class A Common Stock issued upon exercise of the Options shall be duly and validly issued, fully paid and nonassessable, free of any Liens (as defined in Section 5.4 below), not subject to any preemptive rights and shall be listed on any exchanges on which the Class A Common Stock is then listed.

     Section 4.10   D&O Insurance.  IFT will maintain policies of Directors and
                    -------------
Officers liability insurance in amounts not less than $10,000,000 in the aggregate with reputable carriers, such policies and carriers to be reasonably satisfactory to Hyatt.

     Section 4.11   Pre-Closing Activities.  IFT hereby acknowledges and agrees
                    ----------------------
that any assistance rendered by Hyatt and/or members of the Hyatt Group to IFT prior to the date hereof has been rendered the request of IFT, and that any and all actions taken, or omitted to be taken by IFT arising out of or related to such assistance were the independent actions of IFT. IFT hereby agrees to indemnify and hold the Hyatt Indemnified Parties (as defined in Section 7.1(b)) harmless with respect to any Claims (as defined in Section 7.1(b)) which may be asserted against or sustained or incurred by the Hyatt Indemnified Parties in connection with, or arising out of, or relating to such assistance and any actions taken, or omitted to be taken by IFT in respect of such assistance.


                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF IFT

     IFT hereby represents and warrants to Hyatt and members of the Hyatt Group that become JV Holders, except as set forth on Schedule V attached hereto as
                                               ----------
follows:

     Section 5.1    Corporate Existence and Power.  IFT is duly incorporated,
                    -----------------------------
validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and authority and all governmental licenses, authorizations, consents and approvals (collectively, the "PERMITS") required to carry on its business as now conducted, except where the failure to obtain such Permits, individually or in the aggregate, would not have a Material Adverse Effect (as defined below) on IFT. IFT is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. IFT has heretofore delivered to Hyatt true and complete copies of IFT's certificate of incorporation and bylaws as currently in effect. IFT has no subsidiaries and, other than in the ordinary course of business, has made no investment in any Person. For purposes of this Agreement, a "MATERIAL ADVERSE EFFECT" means, with respect to any Person, a material adverse effect, on the condition (financial or otherwise), business, assets or properties of such Person and its subsidiaries taken as a whole or on the ability of such Person to perform its obligations hereunder. For purposes of this Agreement, any reference to any event, change or effect being "MATERIAL" with respect to any Person means an event, change or effect, whether existing or prospective, which is material in relation to the condition (financial or otherwise), business, assets or properties of such Person and its subsidiaries taken as a whole or on the ability of such Person to perform its obligations hereunder. For the purposes of this Agreement "PERSON" means any individual, partnership, firm, corporation, limited liability company or partnership, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

     Section 5.2    Corporate Authorization.  The execution, delivery and
                    -----------------------
performance by IFT of this Agreement, the Warrants and the Registration Rights Agreement and the consummation by IFT of the transactions contemplated hereby and thereby are within IFT's corporate powers and, except for any required approval by IFT's stockholders in connection with the election of the Hyatt Designees to the Board, have been duly authorized by all necessary corporate action. Each of this Agreement, the Warrants and the Registration Rights Agreement constitutes a valid and binding agreement of IFT, enforceable against IFT in accordance with its terms except as such enforcement may be subject to
(a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (whether considered in a proceeding in equity or at law).

     Section 5.3    Consents; Approvals.  The execution, delivery and
                    -------------------
performance by IFT of this Agreement, the Warrants and the Registration Rights Agreement and consummation of the transactions contemplated hereby and thereby by IFT require no action by or in respect of, notices to, or filing with, any governmental body, agency, official or authority or any third party.

     Section 5.4    Non-Contravention.  The execution, delivery and performance
                    -----------------
by IFT of this Agreement, the Warrants and the Registration Rights Agreement and the consummation by IFT of the transactions contemplated hereby and thereby do not and will not (except in the case of clauses (b), (c) and (d) of this Section 5.4, for any such matters that, individually or in the aggregate, have not had, and will not have, a Material Adverse Effect on IFT) (a) contravene or conflict with the certificate of incorporation or bylaws of IFT, (b) assuming compliance with the matters referred to in Section 5.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to IFT or any of its properties or assets, (c) constitute a default under or give rise to a right of termination, cancellation, restriction or acceleration of any right or obligation of IFT or to a loss of any benefit to which IFT is entitled under any provision of any agreement, contract or other instrument binding upon or applicable to IFT or any of its properties or assets or any license, franchise, permit or other similar authorization held by or applicable to IFT, or (d) result in the creation or imposition of any Lien on any asset of IFT. For purposes of this Agreement, "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     Section 5.5    Capitalization.  The authorized capital stock of IFT
                    --------------
consists of 40,000,000 shares of Class A Common Stock, 3,960,000 shares of Class B Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). As of the date hereof (i) 8,102,060 shares of Class A Common Stock are issued and outstanding, (ii) 3,960,000 shares of Class B Common Stock are issued and outstanding and no shares of the Preferred Stock are issued and outstanding. As of the date hereof 12,282,546 shares of Class A Common Stock are reserved for issuance pursuant to the exercise of outstanding warrants (and warrants which IFT is currently obligated to issue) and Unit Purchase Options (including warrants underlying the Unit Purchase Options). An additional 2,274,200 shares of Class A Common Stock are reserved for issuance under IFT's 1994 Stock Option Plan of which 1,584,200 shares are subject to currently outstanding options. All outstanding shares of capital stock of IFT have been duly authorized and validly issued, are fully paid and nonassessable and are free from preemptive rights. Except as set forth in this Section, there are outstanding (a) no other shares of capital stock or other voting securities of IFT, (b) no securities of IFT convertible into or exchangeable for shares of capital stock or voting securities of IFT, and (c) no other options or other rights to acquire from IFT, and no obligation of IFT to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of IFT (the items in clauses (a), (b) and (c) being referred to collectively as the "COMPANY SECURITIES"). There are no outstanding obligations of IFT to repurchase, redeem or otherwise acquire any Company Securities.

     Section 5.6    SEC Filings.
                    -----------

          (a) IFT has delivered to Hyatt (i) the annual reports on Form 10-K for its fiscal year ended October 31, 1995 (ii) its quarterly report on Form 10-Q for its fiscal quarter ended July 31, 1996, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of IFT held since January 1, 1996, and (iv) all of its other reports, statements, schedules and registration statements filed by IFT with the Securities and Exchange Commission (the "SEC") since January 1, 1993 (collectively, "SEC REPORTS").

          (b) As of its filing date, each SEC Report filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, it being understood that in making the representation in this Section 5.6(b), IFT reserves the right to assert defenses, if any, it could have asserted if a violation of Section 10(b) of the Exchange Act had been alleged.

          (c) Each such registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act of 1933, as amended (THE "SECURITIES ACT"), as of the date such statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, it being understood that in making the representation in this Section 5.6(c), IFT reserves the right to assert defenses, if any, it could have asserted if a violation of Sections 11 or 12 of the Securities Act had been alleged.

     Section 5.7    Financial Statements.  The audited financial statements and
                    --------------------
unaudited interim financial statements of IFT included in its annual reports on Form 10-K and the quarterly reports on Form 10-Q referred to in Section 5.6 are true and correct and fairly present, in conformity with generally accepted accounting principles, applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of IFT as of the dates thereof and results of operations and changes in financial position for the periods then ended (subject to non-material normal year-end adjustments in the case of any unaudited interim financial statements). For purposes of this Agreement, "BALANCE SHEET" means IFT's balance sheet as of July 31, 1996, including the notes thereto, as set forth in IFT's 10-Q referred to in Section 5.6 and "BALANCE SHEET DATE" means the date of the Balance Sheet.

     Section 5.8    Disclosure Documents.
                    --------------------

          (a) Each document required to be filed by IFT with the SEC in connection with the transactions contemplated by this Agreement (the "IFT DISCLOSURE DOCUMENTS"), will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act.

          (b) The IFT Disclosure Documents will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 6.8 will not apply to statements or omissions included in IFT Disclosure Documents based upon information furnished to IFT in writing by Hyatt specifically for use therein.

     Section 5.9    Intellectual Property.  IFT owns or has the right to use
                    ---------------------
(without material payment) the Intellectual Property (as defined below) as is necessary or appropriate for the conduct of its business as it is now being conducted and for the conduct of the business of the Joint Ventures (collectively, the "IFT INTELLECTUAL PROPERTY"). To IFT's knowledge after due inquiry, no infringement or unauthorized use by IFT of any Intellectual Property of any third party exists, has occurred or is threatened. Other than as disclosed in IFT's reports or statements previously filed pursuant to the Exchange Act, no current or former shareholder, officer, director, consultant, employee or affiliate of IFT has any right, title or interest in any material IFT Intellectual Property. For the purposes of this Agreement, "Intellectual Property" means any and all of a Person's right, title and interest in and to United States and foreign patents, copyrights, mask works, trade and service names and marks, whether or not registered, pending, issued or applied for; technical knowledge; works, processes and designs; hardware; software (in source code and object code form, including all related annotations and listings); inventions; trade secrets and other intellectual property rights; all things authored, made for hire, discovered, developed, designed or acquired by a Person or, to the extent that a Person has any right, title or interest thereto, any of their respective agents, contractors and employees in any stage of development, regardless of whether any or all of the foregoing constitutes copyrightable or patentable subject matter or is in tangible or intangible form; and all embodiments, expressions, representations, fruits and products of any of the foregoing.

     Section 5.10   Absence of Certain Changes.  Since the Balance Sheet Date
                    --------------------------
and prior to the Effective Time, IFT has conducted its business in the ordinary course consistent with past practice and there has not been:

          (a) any event, occurrence or development which has had or would reasonably be expected to have a Material Adverse Effect on IFT; or

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of IFT or any repurchase, redemption or other acquisition by IFT of any outstanding shares of capital stock or other securities of, or other ownership interests in, IFT.

     Section 5.11   Litigation.  There is no action, suit, investigation or
                    ----------
proceeding (or any basis therefor) pending against or, to the knowledge of IFT, threatened against or affecting, IFT or any of its properties before any court or arbitrator or any governmental body, agency or official which, if determined or resolved adversely to IFT, could reasonably be expected to have a Material Adverse Effect on IFT, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against IFT having, or which, insofar as can reasonably be foreseen, may have, any such effect.

     Section 5.12   Compliance with Laws and Agreements.  Except as disclosed in
                    -----------------------------------
the SEC Reports and except in the case of clauses (a) and (b) (ii), (b) (iii) and (b) (iv) of this Section 5.12 for breaches, violations and defaults which in the aggregate do not, and insofar as reasonably can be foreseen could not, have a Material Adverse Effect on IFT, (a) IFT is not in violation of, nor has it violated, nor to its best knowledge is it under investigation with respect to, nor has it received notice or been charged with any violation of, any applicable provisions of any laws, statutes, ordinances or regulations including, without limitation, applicable gaming law and (b) IFT is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (i) the certificate of incorporation, bylaws or similar governing documents of IFT, (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which IFT is a party or by which it is bound or to which any of its property is subject, (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to IFT or any of its properties or assets, or (iv) any certificate, license, Permit, registration, accreditation or other consent or approval of governmental agencies or accreditation organizations.

     Section 5.13   Finders' Fees.  Except for Houlihan, Lokey, Howard & Zukin a
                    -------------
copy of whose engagement agreement has been heretofore provided to Hyatt, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf, of IFT who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

     Section 5.14   Full Disclosure; No Misrepresentations.  No information
                    --------------------------------------
contained in the representations and warranties of IFT set forth in this Agreement or in any of the certificates, schedules, exhibits or other documents and instruments to be delivered to Hyatt hereunder contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained herein or therein, in light of the circumstances under which they were made, not misleading. To the knowledge of IFT, there is no fact or condition which has not been heretofore disclosed to Hyatt in writing which has a Material Adverse Effect on IFT, or would reasonably be expected to have a Material Adverse Effect on IFT.


                               ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF HYATT

     Hyatt hereby represents and warrants to IFT as follows:

     Section 6.1  Corporate Existence and Power.  Hyatt is a corporation
                  -----------------------------
duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers and authority and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to obtain such items, individually or in the aggregate, would not have a Material Adverse Effect on Hyatt.

     Section 6.2  Corporate Authorization.  The execution, delivery and
                  -----------------------
performance by Hyatt of this Agreement and the Registration Rights Agreement and the consummation by Hyatt of the transactions contemplated hereby and thereby are within the corporate powers of Hyatt and have been duly authorized by all necessary corporate action. Each of this Agreement and the Registration Rights Agreement constitutes a valid and binding agreement of each of Hyatt enforceable against Hyatt in accordance with its terms, except as such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (whether considered in a proceeding in equity or at law).

          Section 6.3  Consents; Approvals.  The execution, delivery and
                       -------------------
performance by Hyatt of this Agreement and the Registration Rights Agreement and the consummation by Hyatt of the transactions contemplated hereby and thereby require no action by or in respect of, notices to or filing with, any governmental body, agency, official or authority or any third party provided,
                                                                    --------
however, under certain circumstances Hyatt or members of the Hyatt Group may be
-------
required to comply with the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          Section 6.4  Non-Contravention.  The execution, delivery and
                       -----------------
performance by Hyatt of this Agreement and the Registration Rights Agreement and the consummation by Hyatt of the transactions contemplated hereby and thereby do not and will not (except in the case of clauses (b), (c) and (d) of this Section 6.4, for any such matters that, individually or in the aggregate, have not had, and will not have, a Material Adverse Effect on Hyatt) (a) contravene or conflict with the certificate of incorporation or bylaws of Hyatt, (b) assuming compliance with the matters referred to in Section 6.3, contravene or conflict with any provision of law, regulation, judgment, order or decree binding upon or applicable to Hyatt or any of its respective properties, (c) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Hyatt or to a loss of any benefit to which Hyatt is entitled under any agreement, contract or other instrument binding upon or applicable to Hyatt or (d) result in the creation or imposition of any Lien on any asset of Hyatt.

          Section 6.5  Disclosure Documents.  The information with respect to
                       --------------------
Hyatt and its subsidiaries, the Hyatt Group and the Hyatt Designees that Hyatt furnishes to IFT in writing specifically for use in any IFT Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          Section 6.6  Litigation.  There is no action, suit, investigation or
                       ----------
proceeding (or any basis therefor) pending against or, to the knowledge of Hyatt, threatened against, or affecting, Hyatt which, if resolved adversely to Hyatt, would reasonably be expected to prohibit or prevent Hyatt's ability to consummate the transactions contemplated hereby.

          Section 6.7  Finders' Fees.  There is no investment banker, broker,
                       -------------
finder or other intermediary engaged by or on behalf of Hyatt who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

          Section 6.8  Full Disclosure; No Misrepresentations.  No information
                       --------------------------------------
contained in the representations and warranties of Hyatt set forth in this Agreement or in any of the certificates, schedules, exhibits or other documents and instruments to be delivered to IFT hereunder contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained herein or therein, in light of the circumstances under which they were made, not misleading. To the knowledge of Hyatt, there is no fact or condition which has not been heretofore disclosed to IFT in writing which has a Material Adverse Effect on Hyatt, or would reasonably be expected to have a Material Adverse Effect on Hyatt.

                                  ARTICLE VII

                                INDEMNIFICATION

     Section 7.1  Indemnification of Hyatt.
                  ------------------------

          (a) Survival.  All agreements, covenants, representations and
              --------
     warranties contained herein and made in writing by or on behalf of the parties hereto in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          (b) Hyatt's Right to Indemnification.  Subject to the provisions of
              --------------------------------
     this Article VIII, IFT hereby agrees to indemnify and hold harmless Hyatt, the Hyatt Group, the Hyatt Designees and their respective officers, directors, shareholders, partners, employees, agents, attorneys, affiliates, successors, predecessors and assigns (collectively, the "HYATT INDEMNIFIED PARTIES") from and against (i) any and all losses, obligations, liabilities, damages, claims, deficiencies, costs and expenses (including, but not limited to, the amount of any settlement entered into pursuant hereto and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defense of the matter but excluding consequential damages) (collectively "CLAIMS"), which may be asserted against or sustained or incurred by the Hyatt Indemnified Parties in connection with, arising out of, or relating to (A) any breach or alleged breach of any of the representations, warranties, agreements and covenants made by IFT herein or in any certificate or other document delivered to any Hyatt Indemnified Party by or on behalf of IFT in connection with this Agreement; or (B) any false, incorrect or misleading representation or warranty made by or on behalf of IFT herein or in any certificate or other document delivered to any Hyatt Indemnified Party by or on behalf of IFT in connection with this Agreement; and (ii) any and all costs and expenses (including, but not limited to, reasonable legal expenses) incurred by any Hyatt Indemnified Party in connection with the enforcement of its rights under this Agreement.

     Section 7.2    Procedure for Claims.
                    --------------------

          (a) Notice of Claim.  Promptly, but in any event within 10 days after
              ---------------
     obtaining knowledge of any claim or demand which may give rise to, or could reasonably give rise to, a claim for indemnification hereunder (referred to herein as an "INDEMNIFICATION CLAIM"), Hyatt shall give written notice to IFT of such Indemnification Claim ("NOTICE OF CLAIM"). A Notice of Claim shall be given with respect to all Indemnification Claims; provided,
                                                                --------
     however, that the failure to give a timely Notice of Claim to IFT shall not
     -------
     relieve IFT from any liability that it may have to the Hyatt Indemnified Parties hereunder to the extent that IFT is not prejudiced by such failure. The Notice of Claim shall set forth the amount (or a reasonable estimate) of the loss, damage or expense suffered, or which may be suffered, by the Hyatt Indemnified Party as a result of such Indemnification Claim and the aggregate amount of all Indemnification Claims to date and a brief description of the facts giving rise to such Indemnification Claim. Hyatt shall furnish to IFT such information (in reasonable detail) as Hyatt may have with respect to such Indemnification Claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same).

          (b)  Third Party Claims.
               ------------------

                    (i) If the claim or demand set forth in the Notice of Claim is a claim or demand asserted by a third party (a "THIRD PARTY CLAIM"), IFT shall have fifteen days (or such shorter period (but not less than ten days) if an answer or other response or filing with respect to the pleadings served by the third party is required prior to the fifteenth day) after the date of receipt by IFT of the Notice of Claim (the "NOTICE DATE") to notify Hyatt in writing of the election by IFT to defend the Third Party Claim on behalf of the Hyatt Indemnified Parties.

                    (ii) If IFT elects to defend a Third Party Claim on behalf of the Hyatt Indemnified Parties, Hyatt shall make available to IFT and its agents and representatives all records and other materials in Hyatt's possession which are reasonably required in the defense of the Third Party Claim and IFT shall pay any expenses payable in connection with the defense of the Third Party Claim as they are incurred (whether incurred by Hyatt or IFT).

                    (iii) If IFT has assumed control of the defense, IFT may contest or settle the Third Party Claim on such terms as IFT may choose, provided that IFT will not have the right, without Hyatt's
                  -------------
          prior written consent, to settle any such claim if such settlement (i) arises from or is part of any criminal action, suit or proceeding,
          (ii) contains a stipulation to, confession of judgment with respect to, or admission or acknowledgement of, any liability or wrongdoing on the part of any Hyatt Indemnified Party, (iii) relates to any foreign federal, state or local tax matters, (iv) provides for injunctive relief, or other relief other than damages, which is binding on any Hyatt Indemnified Party, (v) does not fully release all Hyatt Indemnified Parties with respect to the relevant Third Party Claim or
          (vi) has any res judicata or collateral estoppel effect that could be adverse to any Hyatt Indemnified Party.

                    (iv) If IFT elects to defend a Third Party Claim, the Hyatt Indemnified Parties shall have the right to participate in the defense of the Third Party Claim, at the Hyatt Indemnified Parties' expense (and without the right to indemnification for such expense under this Agreement); provided, however, that the reasonable fees and expenses
                      --------  -------
          of counsel retained by the Hyatt Indemnified

          Parties shall be at the expense of IFT if (A) the use of the counsel chosen by IFT to represent the Hyatt Indemnified Parties would present such counsel with a conflict of interest; (B) the parties to such proceeding include both Hyatt Indemnified Parties and IFT and there may be legal defenses available to Hyatt Indemnified Parties which are different from or additional to those available to IFT; (C) within ten days after being advised by IFT of the identity of counsel to be retained to represent Hyatt Indemnified Parties, Hyatt shall have objected to the retention of such counsel for valid reasons (which shall be stated in a written notice to IFT), and IFT shall not have retained different counsel reasonably satisfactory to Hyatt; or (iv) IFT shall authorize the Hyatt Indemnified Parties to retain separate counsel at the expense of IFT.

                    (v) If IFT elects to defend a Third Party Claim, and does not defend a Third Party Claim in good faith, the Hyatt Indemnified Parties shall have the right, in addition to any other right or remedy it may have hereunder, at the sole and exclusive expense of IFT, to defend such Third Party Claim; provided, however, that such expenses
                                         --------  -------
          shall be payable by IFT only if and when such Third Party Claim becomes payable.

          (c) Cooperation in Defense.  Hyatt shall cooperate with IFT in the
              ----------------------
          defense of Third Party Claims. Subject to the foregoing, (i) the Hyatt Indemnified Parties shall not have any obligation to participate in the defense of or to defend any Third Party Claim and (ii) the Hyatt Indemnified Parties' defense of or its participation in the defense of any Third Party Claim shall not in any way diminish or lessen its right to indemnification as provided in this Agreement.

     Section 7.3    Indemnification of IFT.  Subject to the provisions of this
                    ----------------------
Article VIII, Hyatt agrees to indemnify and hold harmless IFT, its officers, directors, shareholders, employees, agents, attorneys, affiliates, successors, predecessors and assigns (collectively, the "IFT INDEMNIFIED PARTIES") from and against (a) Claims which may be asserted against or sustained or incurred by the IFT Indemnified Parties in connection with, arising out of, or relating to (i) any breach or alleged breach of any of the representations, warranties, agreements and covenants made by Hyatt herein or in any certificate or other document delivered to IFT by or on behalf of Hyatt in connection with this Agreement; or (ii) any false, incorrect or misleading representation or warranty made by or on behalf of Hyatt herein or in any certificate delivered to IFT by or on behalf of Hyatt in connection with this Agreement and (b) any and all costs and expenses (including, but, not limited to, reasonable legal expenses) incurred by the IFT Indemnified Parties in connection with the enforcement of its rights under this Agreement. The procedures for indemnification of the IFT Indemnified Parties by Hyatt shall be the same as those set forth in Section 7.2, including the restriction on settling Third Party Claims set forth in
Section 7.2(b)(iii).

                                  ARTICLE VIII

                               GENERAL PROVISIONS
                               ------------------

     Section 8.1    Expenses.  Except as otherwise specified in this Agreement,
                    --------
all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     Section 8.2    Notices.  All notices, requests, claims, demands and other
                    -------
communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by reputable overnight courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.2):

          (a)  if to Hyatt:

               Hyatt Ventures, Inc.
               200 West Madison, Suite 3800
               Chicago, Illinois  60606
               Telecopy: 312/750-8545
               Attention: Harold S. Handelsman


               with a copy to:

               Neal, Gerber & Eisenberg
               Two North LaSalle Street
               Chicago, Illinois  60602
               Telecopy: 312/269-1747
               Attention: Michael A. Pucker


          (b)  if to IFT:

               Interactive Flight Technologies, Inc.
               4041 N. Central Avenue, Suite 2000
               Phoenix, Arizona  85012
               Telecopy: 602/274-8372
               Attention: President
               with a copy to:

               Irell & Manella, LLP
               1800 Avenue of the Stars
               Suite 900
               Los Angeles, California  90067
               Telecopy: 310/203-7199
               Attention: Theodore E. Guth

     Section 8.3    Public Announcements.  Neither party shall issue or cause
                    --------------------
(or permit any of its respective affiliates to issue or cause) the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the prior consent of the other party, which consent shall not be unreasonably withheld, except as may be required by law or regulation or by obligations pursuant to any listing agreement with any national securities exchange or the NASDAQ National Market System; provided, however, that in the
                                               --------  -------
event such disclosure is so required the disclosing party shall give notice of such disclosure to the non-disclosing party.

     Section 8.4    Headings.  The descriptive headings contained in this
                    --------
Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 8.5    Severability.  If any term or other provision of this
                    ------------
Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     Section 8.6    Entire Agreement.  This Agreement and all of the other
                    ----------------
documents to be entered into between the parties referred to herein, which are incorporated herein by this reference, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between IFT and Hyatt with respect to the subject matter hereof and thereof.

     Section 8.7    Assignment.  This Agreement and the rights and duties
                    ----------
hereunder may not be assigned or delegated by operation of law or otherwise without the express written consent of IFT and Hyatt (which consent may be granted or withheld in the sole discretion of IFT or Hyatt, as applicable);

provided, however, that Hyatt may without the prior written consent of IFT
--------  -------
assign any or all of its rights and delegate its duties hereunder to any member of the Hyatt Group.

     Section 8.8    Amendment; Waiver.  This Agreement may not be amended or
                    -----------------
modified except by an instrument in writing signed by, or on behalf of, IFT and Hyatt. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

     Section 8.9    Governing Law; Forum.  This Agreement shall be governed by,
                    --------------------
and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that state. The parties irrevocably agree that all actions arising directly or indirectly as a result or in consequence of this Agreement and the transactions contemplated hereby, shall be instituted and litigated only in federal, state or local courts sitting in the City of Wilmington, Delaware and each of the parties hereby consents to the exclusive jurisdiction and venue of any such court, and waives any objection based on forum nonconveniens.
                             -------------

     Section 8.10   Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     Section 8.11   Attorneys' Fees.  If any legal action or other proceeding is
                    ---------------
brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

     Section 8.12   Further Action.  Each of the parties hereto shall use all
                    --------------
reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.



              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Each of IFT and Hyatt has caused this Agreement to be executed by its duly authorized officer, in each case as of the date first written above.

                         HYATT VENTURES, INC.


                         By:    __________________________________________
                                Title:



                         INTERACTIVE FLIGHT TECHNOLOGIES, INC.



                         By:    __________________________________________
                                Title:



                 SIGNATURE PAGE TO STRATEGIC ALLIANCE AGREEMENT

                                  EXHIBIT 1.4
                                  -----------
                                       TO
                                       --
                          STRATEGIC ALLIANCE AGREEMENT
                          ----------------------------

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.

                             STOCK PURCHASE WARRANT

             THE WARRANTS EVIDENCED HEREBY AND THE SHARES OF STOCK
         ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER
            THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE
           OFFERED OR SOLD WITHOUT REGISTRATION UNLESS AN EXEMPTION
         FROM REGISTRATION IS AVAILABLE UNDER SUCH ACT OR THE RULES OR
                      REGULATIONS PROMULGATED THEREUNDER

            WARRANT TO PURCHASE ____ SHARES OF CLASS A COMMON STOCK
                              AS DESCRIBED HEREIN



               Issue Date:          ___________, 199_.
          Expiration Date:          ___________, 2001.


     This certifies that, for value received, _________________, a ________ corporation, and permitted successors and assigns ("HOLDER") is entitled to purchase from Interactive Flight Technologies, Inc., a Delaware corporation, (the "COMPANY") up to and including _______________ fully paid and nonassessable shares (the "NUMBER OF SHARES") of the Class A Common Stock of the Company, $.01 par value (the "CLASS A COMMON STOCK"), on the terms set forth herein at an exercise price of $9.875 per share (the "PURCHASE PRICE"). The Number of Shares and the Purchase Price may be adjusted from time to time as described in this Warrant.

1.   EXERCISE.
     --------

     1.1  TIME FOR EXERCISE.  This Warrant may be exercised in whole or in part
          -----------------
at any time, and from time to time, during the period commencing on the date of this Warrant and expiring on ______, 2001.

     1.2  MANNER OF EXERCISE.  This Warrant shall be exercised by delivering it
          ------------------
to the Company with the exercise form duly completed and signed, specifying the number of shares as to which the Warrant is being exercised at that time (the "EXERCISE NUMBER"). The Holder shall simultaneously deliver to the Company cash, shares of Common Stock then held by Holder, or a certified check or wire transfer in an amount equal to the Exercise Number multiplied by the Purchase Price, and the Holder shall be entitled to receive the full Exercise Number of shares of Class A Common Stock.

     1.3  EFFECTIVE DATE OF EXERCISE.  Promptly (but in any case within five (5)
          --------------------------
business days) after any exercise, the Company shall deliver to the Holder (i) duly executed certificates in the name or names specified in the exercise notice representing the aggregate number of shares issuable upon such exercise, and
(ii) if this Warrant is exercised only in part, a new Warrant of like tenor exercisable for the balance of the Number of Shares. Such certificates shall be deemed to have been issued, and the person receiving them shall be deemed to be a holder of record of such shares, as of the close of business on the date the actions required in Section 1.2 shall have been completed or, if on that date the stock transfer books of the Company are closed, as of the next business day.

2.   TRANSFER OF WARRANTS AND STOCK.
     ------------------------------

     2.1  TRANSFER RESTRICTIONS.  Neither this Warrant nor the securities
          ---------------------
issuable upon its exercise may be sold, transferred or pledged unless the Company shall have been supplied with reasonably satisfactory evidence that such transfer is not in violation of the Securities Act of 1933, as amended, and any applicable state securities laws. The Company may place a legend to that effect on this Warrant, any replacement Warrant and each certificate representing shares issuable upon exercise of this Warrant. Subject to the satisfaction of this condition only, this Warrant shall be freely transferable by the Holder.

     2.2  MANNER OF TRANSFER.  Upon delivery of this Warrant to the Company with
          ------------------
the assignment form duly completed and signed, the Company will promptly (but in any case within five (5) business days) execute and deliver to each transferee and, if applicable, the Holder, Warrants of like tenor evidencing the rights (i) of the transferee(s) to purchase the Number of Shares specified for each in the assignment forms, and (ii) of the Holder to purchase any untransferred portion, which in the aggregate shall equal the Number of Shares of the original Warrant. The Company may decline to proceed with any partial transfer if any new Warrant would represent the right to purchase fewer than 1,000 shares of Class A Common Stock (such number to be adjusted as provided in Section 4). If this Warrant is properly assigned in compliance with this Section 2, it may be exercised by an assignee without having a new Warrant issued.

     2.3  LOSS, DESTRUCTION OF WARRANT CERTIFICATES.  Upon receipt of (i)
          -----------------------------------------
evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and (ii) except in the case of mutilation, an indemnity or security reasonably satisfactory to the Company, the Company will promptly (but in any case within five (5) business days) execute and deliver a replacement Warrant of like tenor representing the right to purchase the same Number of Shares.

3.   COST OF ISSUANCES.  The Company shall pay all expenses, transfer taxes and
     -----------------
other charges payable in connection with the preparation, issuance and delivery of stock certificates or replacement Warrants, except for any transfer tax or other charge imposed as a result of (a) any issuance of certificates in any name other than the name of the Holder, or (b) any transfer of the Warrant. The Company shall not be required to issue or deliver any stock certificate or Warrant until it receives reasonably satisfactory evidence that any such tax or other charge has been paid by the Holder.

4.   ANTI-DILUTION PROVISIONS.  If any of the following events occur at any time
     ------------------------
hereafter during the life of this Warrant, then the Purchase Price and the Number of Shares immediately prior to such event shall be changed as described in order to prevent dilution:

     4.1  DIVIDENDS: STOCK SPLITS ETC.. In case the Company shall (a) pay a
          ----------------------------
dividend in shares of Common Stock or make a distribution in shares of Common Stock, (b) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, (c) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Number of Shares purchasable upon the exercise of this Warrant immediately prior thereto shall be adjusted so that the Number of Shares purchasable upon exercise of this Warrant shall be determined by multiplying the Number of Shares theretofore purchasable upon the exercise of this Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately following such action and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior thereto. Such adjustment shall be made whenever any event listed above shall occur and shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If the Company declares a dividend in money on its Common Stock and at substantially the same time offers its stockholders a right to purchase new shares of Common Stock from the proceeds of such dividend, or for an amount substantially equal to such dividend, all shares of Common Stock so issued shall for purposes hereof be deemed issued as a stock dividend.

     4.2  ISSUANCE OF RIGHTS OR WARRANTS TO HOLDERS.  In case the Company shall
          -----------------------------------------
issue rights, options or warrants to all holders of its shares of Common Stock entitling them (for a period expiring within 45 days after the record date therefor) to subscribe for or purchase shares of Common Stock at a price per share which is lower at the record date mentioned below than the then Current Market Price per share of Common Stock (as hereinafter defined), the Number of Shares thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the Number of Shares theretofore purchasable upon exercise of this Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then Current Market Price per share of Common Stock.

     4.3  MERGER; CONSOLIDATION; SALE OF ASSETS.  In case of (i) the
          -------------------------------------
consolidation or the merger of the Company or (ii) the sale of all or substantially all of the properties and assets of the Company to any Person, this Warrant shall, after such consolidation, merger or sale, entitle the Holder to receive upon exercise the number of shares of stock or other securities or property (including cash) of the Person resulting from such consolidation or surviving such merger or to which such sale shall be made, or of the parent of such Person, as the case may be, which the holder of securities deliverable upon exercise of this Warrant (at the time of such consolidation, merger or sale) would have been entitled to receive upon such consolidation, merger or sale; and in any such case the provisions of Section 4 with respect to the rights and interests thereafter of the holders of Warrants shall be appropriately adjusted so as to be applicable, as nearly as practicable, to any shares of stock or other securities or any property (including cash) thereafter deliverable upon exercise of this Warrant. The Person resulting from such sale or consolidation or surviving such merger or to which such sale shall be made shall execute and deliver to the Holder a supplemental agreement as provided in Section 5.5 below. Any adjustment pursuant to this Section 4.3 which shall be approved in good faith by the Board of Directors of the Company pursuant to a resolution delivered to the Holder shall be conclusive for all purposes hereof. For the purposes of this Agreement "Person" means any individual, partnership, firm, corporation, limited liability company or partnership, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

     4.4  OTHER DISTRIBUTIONS.  In case the Company shall distribute to all
          -------------------
holders of its shares of Common Stock shares of stock other than Common Stock or evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or retained earnings and dividends or distributions referred to in Section 4.1 above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in Section 4.2 above), then in each case the Number of Shares thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the Number of Shares theretofore purchasable upon the exercise of this Warrant, by a fraction of which the numerator shall be the Current Market Price per share of Common Stock on the record date mentioned below in this Section 4.4, and of which the denominator shall be the Current Market Price per share of Common Stock on such record date, less the then fair value (as reasonably determined by the Board of Directors of the Company in good faith, whose determination shall be conclusive absent manifest error, irrespective of the accounting treatment thereof) of the portion of the shares of stock other than Common Stock or assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

     4.5  BELOW MARKET ISSUANCES OF COMMON STOCK.  Other than pursuant to (a) a
          --------------------------------------
public offering of Common Stock in connection with which the Company has engaged underwriters on a firm commitment or best efforts basis or (b) a sale of Common Stock to one or more qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"), in the event that the Company shall issue shares of Common Stock (excluding shares issued as a consequence of any transaction described in Sections 4.1, 4.2, 4.4 or 4.6) or issued upon exercise or conversion of, or in exchange for, any securities issued pursuant to said Sections, for a consideration per share of Common Stock less than the Current Market Price per share of Class A Common Stock on the date the Company fixes the offering price of such additional shares, the Purchase Price shall be adjusted immediately after the issuance of such additional shares so that it shall equal the price determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares plus the number of shares of Common Stock which the aggregate consideration received (determined as provided in Section 4.8) for the issuance of such additional shares would purchase at such Current Market Price per share of Class A Common Stock, and the denominator of which shall be the number of shares outstanding immediately after the issuance of such additional shares.

     4.6  BELOW MARKET ISSUANCE OF OTHER SECURITIES.  Other than pursuant to (a)
          -----------------------------------------
a public offering of securities convertible into or exchangeable for Common Stock in connection with which the Company has engaged underwriters on a firm commitment or best efforts basis or (b) a sale of Common Stock to one or more qualified institutional buyers pursuant to Rule 144A of the Securities Act, in the event that the Company shall issue any securities convertible into or exchangeable for shares of Common Stock (excluding securities issued in transaction described in Sections 4.2 and 4.3 above) for an aggregate consideration (determined as provided in Section 4.8 which, when divided by the number of shares of Common Stock initially deliverable upon conversion or exchange of such securities, is less than the Current Market Price per share of Class A Common Stock in effect immediately prior to the issuance of such securities, the Purchase Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such securities plus the number of shares of Common Stock which the aggregate consideration received (determined as provided in Section 4.8 from the issuance of such securities would purchase at the Current Market Price per share of Class A Common Stock and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the maximum number of shares of Common Stock deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate.

     4.7  ADDITIONAL ADJUSTMENT OF PURCHASE PRICE.  Whenever the Number of
          ---------------------------------------
Shares purchasable upon the exercise of this Warrant is adjusted, as provided herein, the Purchase Price payable upon exercise of this Warrant shall be adjusted by multiplying such Purchase Price immediately prior to such adjustment by a fraction, of which the numerator shall be the Number of Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the Number of Shares so purchasable immediately thereafter.

     4.8  GUIDELINES FOR COMPUTATIONS.  For purposes of any computation
          ---------------------------
respecting consideration received pursuant to Sections 4.5 and 4.6, the following shall apply:

          (a) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

          (b) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof) and described in a Board resolution; and

          (c) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received from the issuance of such securities shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (a) and (b) above).

     4.9  NO DE MINIMIS ADJUSTMENTS.  No adjustment in the Purchase Price shall
          -------------------------
be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 4.9 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 4.9 shall be made to the nearest one-twentieth of a cent or to the nearest one-hundredth of a share, as the case may be.

     4.10 TREASURY SHARES.  For the purpose of Section 4, shares of Common
          ---------------
Stock or other securities held in the treasury of the Company shall not be deemed to be outstanding, and the sale or other disposition of any shares of Common Stock or other securities held in the treasury of the Company shall be deemed an issuance thereof.

     4.11 CORPORATE ACTION.  Before taking any action which would cause an
          ----------------
adjustment reducing the Purchase Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of this Warrant, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Purchase Price.

     4.12  INDEPENDENT PUBLIC ACCOUNTANTS.  The certificate of a "Big Six" firm
           ------------------------------
of independent public accountants selected by the Board of Directors of the Company shall be conclusive evidence of the correctness of any computation made under this Section 4.

     4.13 NOTICE OF CERTAIN EVENTS.  In case at any time prior to the expiration
          ------------------------
date of this Warrant:

               (i) the Company shall authorize the granting to all the holders of Common Stock of rights to subscribe for or purchase any shares of stock of any class or of any other rights; or

               (ii) there shall be any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock); or

               (iii) there shall be any capital reorganization by the Company;
     or

               (iv) there shall be a consolidation or merger involving the Company or sale of all or substantially all of the Company's property and assets (except a merger or other reorganization in which the Company shall be the surviving corporation or a consolidation, merger or sale with a wholly-owned subsidiary); or

               (v) there shall be voluntary or involuntary dissolution, liquidation and winding up by the Company or dividend or distribution to holders of Common Stock (other than the Company's customary cash and stock dividends);

then in any one or more of said cases, the Company shall cause to be delivered to the Holder, at the earliest practicable time (and, in any event, not less than 25 days before any record date or other date set for definitive action), notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Purchase Price and the kind and amount of the shares of stock and other securities and property deliverable upon exercise of the Warrants. Such notice shall also specify the date, if known, as of which the holders of record of the Common Stock shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their shares of the Common Stock for securities or other property (including cash) deliverable upon such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation, or winding up of the Company, other than dissolution, liquidation or winding up following a consolidation or merger of the Company with or into, or sale of substantially all of its assets to, another corporation, the rights to exercise this Warrant shall terminate).

     4.14 EXERCISE OF EXISTING RIGHTS.  The Number of Shares shall be increased
          ---------------------------
from time to time by 11.111% of the number of shares issued upon exercise of the Company's presently outstanding warrants, Unit Purchase Options, or stock options. The Number of Shares shall be reduced from time to time by 11.111% of the number of shares of Class B Common Stock which are returned to Company and placed in its treasury under Section 4(f) of the Restated Escrow Agreement, dated as of November 30, 1994 (as amended by the Amended Escrow Agreement dated as of February 29, 1996), among the Company and certain holders of Class B Common Stock; provided, however, that any such reduction arising with respect to
              --------
Class B Common Stock beneficially held by any particular holder shall be offset by 11.111% of the number shares issued upon exercise of any stock options, warrants or other similar rights hereafter granted by the Company to such holder. The Purchase Price shall not be affected by this Section 4.14.

     4.15 OTHER SECURITIES ADJUSTMENTS.  If as a result of this Section 4, a
          ----------------------------
Holder is entitled to receive any securities other than Class A Common Stock upon exercise of this Warrant, the number and purchase price of such securities shall thereafter be adjusted from time to time in the same manner as provided pursuant to this Section 4 for Class A Common Stock. The allocation of purchase price between various securities shall be made in writing by the Board of Directors of the Company in good faith at the time of the event by which the Holder became entitled to receive new securities, and a copy sent to the Holder.

     4.16 NOTICES OF ADJUSTMENTS.  When any adjustment is required to be made
          ----------------------
under this Section 4, the Company shall promptly (i) determine such adjustments, (ii) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the adjustment; and (iii) cause a copy of such statement, together with any agreement required by Section 5.5, to be mailed to the Holder within 10 days after the date on which the circumstances giving rise to such adjustment occurred.

     4.17 COMPUTATIONS AND ADJUSTMENTS.  Upon each computation of an adjustment
          ----------------------------
under this Section 4, the Purchase Price shall be computed to the nearest cent and the Number of Shares shall be calculated to the next highest whole share. However, the fractional amount shall be used in calculating any future adjustments. No fractional shares of Class A Common Stock shall be issued in connection with the exercise of this Warrant, but the Company shall, in the case of the final exercise under this Warrant, make a cash payment for any fractional shares based on the Current Market Price of the Class A Common Stock on the date of exercise. Notwithstanding any changes in the Purchase Price or the Number of Shares, this Warrant, and any Warrants issued in replacement or upon transfer thereof, may continue to state the initial Purchase Price and the Number of Shares. Alternatively, the Company may elect to issue a new Warrant or Warrants of like tenor for the additional shares of Class A Common Stock purchasable hereunder or, upon surrender of the existing Warrant, to issue a replacement Warrant evidencing all the Warrants to which the Holder is entitled after such adjustments.

     4.18 EXERCISE BEFORE PAYMENT DATE.  In the event that this Warrant is
          ----------------------------
exercised after the record date for any event requiring an adjustment, but prior to the actual event, the Company may elect to defer the adjusted amount to the Holder until the actual event occurs; provided, however, that the Company shall deliver a Due Bill or other appropriate instrument to the Holder transferrable to the same extent as the other Securities issuable on exercise evidencing the Holder's right to receive such additional amount upon the occurrence of the event requiring such adjustment.

     4.19 CURRENT MARKET PRICE. "CURRENT MARKET PRICE" for the Class A Common
          --------------------
Stock on any given date means (i) the average closing price for the prior ten trading days for the Class A Common Stock on the principal stock exchange on which the Class A Common Stock is traded or (ii) if not so traded, the closing price (or, if no closing price is available, the average of the bid and asked prices) for such period on the NASDAQ if the Class A Common Stock is listed on the NASDAQ or (iii) if not listed on any exchange or quoted on the NASDAQ, such value as may be determined in good faith by the Company's Board of Directors, which determination shall be conclusively binding on the parties.

5.   COVENANTS.  The Company agrees that:
     ---------

     5.1  RESERVATION OF STOCK.  During the period in which this Warrant may be
          --------------------
exercised, the Company will reserve sufficient authorized but unissued securities to enable it to satisfy its obligations on exercise of this Warrant and shall use its reasonable best efforts to cause all shares of Class A Common Stock issued upon the exercise of this Warrant to be listed on any exchanges on which the Class A Common Stock is then listed. If at any time the Company's authorized securities shall not be sufficient to allow the exercise of this Warrant, the Company shall take such corporate action as may be necessary to increase its authorized but unissued securities to be sufficient for such purpose;

     5.2  NO LIENS, ETC.  All securities that may be issued upon exercise of
          -------------
this Warrant will, upon issuance, be validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and shall be listed on any exchanges on which that class of securities is listed;

     5.3  FURNISH INFORMATION.  The Company will promptly deliver to the Holder
          -------------------
copies of all financial statements, reports and proxy statements which the Company shall have sent to its stockholders generally; and

     5.4  STOCK AND WARRANT TRANSFER BOOKS.  Except upon dissolution,
          --------------------------------
liquidation or winding up or for ordinary holidays and weekends, the Company will not at any time close its stock or warrant transfer books so as to result in preventing or delaying the exercise or transfer of this Warrant.

     5.5  MERGER; CONSOLIDATION OR SALE OF ASSETS OF THE COMPANY.  Except in the
          ------------------------------------------------------
case of a merger or consolidation where the consideration is payable entirely in cash or obligations, the Company will not merge or consolidate with or into any Person, or sell or otherwise transfer its property, assets and business substantially as an entirety to a successor Person, unless the Person resulting from such merger or consolidation (if not the Company), or such successor Person, shall expressly assume, by supplemental agreement reasonably satisfactory in form to the then Majority Holders and executed and delivered to the Holders, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company. "MAJORITY HOLDERS", as of any date, shall mean holders of warrants issued pursuant to the Strategic Alliance Agreement dated as of November 12, 1996, between the Company and Hyatt Ventures, Inc. (pursuant to which this Warrant was issued) which are exercisable for a majority of the shares then purchasable under all warrants issued pursuant to the Strategic Alliance Agreement.

6.   STATUS OF HOLDER.
     ----------------

     6.1  NOT A STOCKHOLDER.  Unless the Holder exercises this Warrant in
          -----------------
writing, the Holder shall not be entitled to any rights (i) as a stockholder of the Company with respect to the shares as to which the Warrant is exercisable including, without limitation, the right to vote or receive dividends or other distributions, or (ii) to receive any notice of any proceedings of the Company except as otherwise provided in this Warrant.

     6.2  LIMITATION OF LIABILITY.  Unless the Holder exercises this Warrant in
          -----------------------
writing, the Holder's rights and privileges hereunder shall not give rise to any liability for the Purchase Price or as a stockholder of the Company, whether to the Company or its creditors.

7.   REGISTRATION RIGHTS.  The shares purchasable upon exercisable of this
     -------------------
Warrant shall be Registrable Securities as defined in that certain Registration Rights Agreement between the Company and Hyatt Ventures, Inc., dated as of even date herewith (the "REGISTRATION RIGHTS AGREEMENT").

8.   GENERAL PROVISIONS.
     ------------------

     8.1  COMPLETE AGREEMENT; MODIFICATIONS.  This Warrant and any documents
          ---------------------------------
referred to herein or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Warrant may not be amended, altered or modified except by a writing signed by the parties.

     8.2  COOPERATION.  Each party hereto agrees to execute any and all further
          -----------
documents and writings and to perform such other reasonable actions which may be or become necessary or expedient to effectuate and carry out this Warrant.

     8.3  NOTICES.  All notices under this Warrant shall be in writing and shall
          -------
be delivered by personal service or telecopy or certified mail return receipt requested (if such service is not available, then by first class mail), postage prepaid, to such address as may be designated from time to time by the relevant party, and which shall initially be:

          (i)  If to the Company:

               Interactive Flight Technologies, Inc.
               4041 N. Central Avenue, Suite 2000
               Phoenix, Arizona  85012
               Attention:  Michail Itkis, Chief Executive Officer
               Telecopy:  602/274-8372

               With a copy to:

               Irell & Manella
               1800 Avenue of the Stars, Suite 900
               Los Angeles, California  90067
               Attention: Theodore E. Guth
               Telecopy: 310/203-7199

         (ii)  If to ___________:

               200 West Madison, 38th Floor
               Chicago, Illinois  60606
               Attention: Harold S. Handelsman
               Telecopy: 312/750-8545

               With a copy to:

               Neal, Gerber & Eisenberg
               2 North La Salle, Suite 2200
               Chicago, Illinois  60602
               Attention: Michael A. Pucker
               Telecopy: 312/269-1747

     Any notice sent by certified mail shall be deemed to have been given three
(3) days after the date on which it is mailed. All other notices shall be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party.

     8.4  NO THIRD-PARTY BENEFITS; SUCCESSORS AND ASSIGNS.  None of the
          -----------------------------------------------
provisions of this Warrant shall be for the benefit of, or enforceable by, any third-party beneficiary. Except as provided herein to the contrary, this Warrant shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

     8.5  GOVERNING LAW.  This Warrant concerns a Delaware corporation, and all
          -------------
questions with respect to the Warrant and the rights and liabilities of the parties will be governed by the laws of Delaware regardless of the choice of law provisions of Delaware or any other jurisdiction. Any and all disputes between the parties which may arise pursuant to this Warrant not covered by arbitration will be heard and determined before an appropriate federal or state court located in Wilmington, Delaware. The parties hereto acknowledge that such courts have the jurisdiction to interpret and enforce the provisions of this Warrant and the parties waive any and all objections that they may have as to personal jurisdiction or venue in any of the above courts.

     8.6  WAIVERS STRICTLY CONSTRUED.  With regard to any power, remedy or right
          --------------------------
provided herein or otherwise available to any party hereunder (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

     8.7  SEVERABILITY.  The validity, legality or enforceability of the
          ------------
remainder of this Warrant shall not be affected even if one or more of its provisions shall be held to be invalid, illegal or unenforceable in any respect.

     8.8  ATTORNEYS' FEES.  Should any litigation or arbitration be commenced
          ---------------
(including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provisions of this Warrant or the rights and duties of any person or entity hereunder, the party or parties prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to the attorneys' fees and court costs incurred by reason of such litigation.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed effective as of ___________________.


                         INTERACTIVE FLIGHT TECHNOLOGIES, INC.



                         BY ____________________________
                              Michail Itkis
                              Chief Executive Officer


Attest:



_______________________________
[name]
Secretary

                                ASSIGNMENT FORM
                                ---------------


          FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfers to the transferee named below the rights to purchase ___ of the Number of Shares under this Warrant, together with all rights, title and interest therein. The rights to purchase the remaining Number of Shares shall remain the property of the undersigned.

Dated: _______________
                               [NAME OF HOLDER]


                               By: ____________________________
                                   Signature

                               Name:__________________________
                                         (Please Print)

                               Address:_______________________
                                       _______________________
                                       _______________________

                              Employer Identification Number,
                              Social Security Number or other
                              identifying number: ____________

TRANSFEREE:


Name: __________________________
      (Please Print)

Address: _______________________
         _______________________
         _______________________

Employer Identification Number,
Social Security Number or other
identifying number:_____________

                                 EXERCISE FORM
                                 -------------

                                 To Be Executed
                            Upon Exercise of Warrant


     The undersigned hereby exercises the Warrant with regard to _____________ shares of Class A Common Stock and herewith makes payment of the purchase price in full. The undersigned requests that certificate(s) for such shares and the Warrant for any unexercised portion of this Warrant be issued to the Holder.

Dated: __________________
                               [NAME OF HOLDER]


                               By: ____________________________
                                   Signature

                               Name:__________________________
                                        (Please Print)

                               Address:_______________________
                                       _______________________
                                       _______________________

                               Employer Identification Number,
                               Social Security Number or other
                               identifying number: ___________

                  EXHIBIT 2.4 TO STRATEGIC ALLIANCE AGREEMENT
================================================================================



                      LIMITED LIABILITY COMPANY AGREEMENT


                                       OF


                              IFT VENTURES I, LLC



                                     [DATE]



================================================================================

                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                               IFT VENTURES, LLC

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                                                                            Page
                                                                            ----

ARTICLE I       DEFINED TERMS; EXHIBITS, SCHEDULES, ETC...................    1
     1.1        Definitions...............................................    1
     1.2        Other Defined Terms.......................................    4
     1.3        References................................................    4

ARTICLE II      ORGANIZATION..............................................    5
     2.1        Organization of Company...................................    5
     2.2        Name......................................................    5
     2.3        Purpose; Character of the Business........................    5
     2.4        Principal Office..........................................    5
     2.5        Registered Agent and Registered Office....................    5

ARTICLE III     CAPITAL CONTRIBUTIONS; ETC................................    5
     3.1        Mandatory Capital Contributions...........................    5
     3.2        Voluntary Capital Contributions from Members..............    5
     3.3        Withdrawal; Return of Capital; Interest...................    6

ARTICLE IV      ALLOCATION OF NET INCOME AND NET LOSS; ETC................    6
     4.1        Net Income and Net Loss...................................    6
     4.2        Tax Withholding...........................................    7
     4.3        Capital Accounts..........................................    7

ARTICLE V       DISTRIBUTIONS.............................................    7

ARTICLE VI      ACCOUNTING AND ADMINISTRATIVE MATTERS.....................    7
     6.1        Books and Records.........................................    7
     6.2        Reports...................................................    8
     6.3        Tax Matters Partner.......................................    8
     6.4        Tax Elections and Returns.................................    8
     6.5        Reimbursement.............................................    8

ARTICLE VII     MANAGEMENT OF COMPANY.....................................    9
     7.1        Management................................................    9
     7.2        Actions Requiring Member Approval.........................    9
     7.3        Member Meetings...........................................   10
     7.4        Notice....................................................   10


                                                                            Page
                                                                            ----
     7.5        Quorum and Voting.........................................   10
     7.6        Telephonic Meetings.......................................   10
     7.7        Compensation..............................................   11
     7.8        Removal of Manager........................................   11

ARTICLE VIII    LIMITATION ON LIABILITY AND INDEMNIFICATION...............   11
     8.1        Indemnification and Contribution..........................   11
     8.2        Payment of Expenses in Advance............................   11
     8.3        Provisions Not Exclusive..................................   11

ARTICLE IX      TRANSFER OF MEMBERSHIP INTERESTS; DEADLOCK; NO
                RESIGNATION...............................................   11
     9.1        Restriction on Transfer...................................   11
     9.2        Permitted Transfers.......................................   12
     9.3        New Members...............................................   13
     9.4        Deadlock..................................................   14
     9.5        No Resignation or Retirement..............................   14

ARTICLE X       DISSOLUTION AND TERMINATION...............................   14
    10.1        Dissolution...............................................   14
    10.2        Accounting................................................   15
    10.3        Liquidating Trustee.......................................   15
    10.4        Liquidating Distribution..................................   16
    10.5        Distributions in Kind.....................................   16

ARTICLE XI      MISCELLANEOUS.............................................   17
    11.1        Amendments................................................   17
    11.2        Further Assurances........................................   17
    11.3        Notices...................................................   17
    11.4        Governing Law.............................................   17
    11.5        Captions..................................................   17
    11.6        Pronouns..................................................   17
    11.7        Successors and Assigns....................................   17
    11.8        Extension not a Waiver....................................   18
    11.9        Severability..............................................   18
    11.10       Entire Agreement..........................................   18
    11.11       Counterparts..............................................   18
    11.12       No Third Party Beneficiary................................   18


                      LIMITED LIABILITY COMPANY AGREEMENT
                                      OF
                              IFT VENTURES I, LLC
                              -------------------


          OPERATING AGREEMENT dated as of ________________, between Interactive Flight Technologies, Inc. ("IFT") and _____________ ("INVESTOR").


                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the parties hereto desire to organize a limited liability company (the "COMPANY") under the Act governed by the terms set forth herein; and

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound hereby, agree as follows:


                                   ARTICLE I
                                   ---------
                    DEFINED TERMS; EXHIBITS, SCHEDULES, ETC.
                    ----------------------------------------

          1.1  DEFINITIONS.  As used in this Agreement, the
               -----------
following terms shall have the respective meanings indicated below:

          "ACT" means the Delaware Limited Liability Company
           ---
Act, as the same may be amended from time to time.

          "AFFILIATE" means,
          ---------

               (i) with respect to an individual, the Relatives of such individual;

               (ii) with respect to a trust or trustee, the Relatives of the individual who is the grantor of the trust and/or another trust for the benefit of such individual and/or such individual's Relatives;

               (iii) with respect to an entity, any Person who or which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such entity (the term "CONTROL" for these purposes meaning the ability, whether by ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing or general partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those Persons exercising governing authority over an entity).

          "AGREEMENT" means this Operating Agreement, as originally executed and
           ---------
as amended, modified, supplemented or restated from time to time, as the context requires.

          "BANKRUPTCY" means an event that causes a Person
           ----------
to cease to be a Member as provided in Section 18-304 of the Act.

          "BONA FIDE PURCHASER" means any Person (other than a Seller's
           -------------------
Affiliates) who or which has delivered a good faith written offer to purchase all, but not less than all, of such Seller's Membership Interest; provided,
                                                                  --------
however, that such Person has the requisite financial resources necessary to
-------
purchase such Seller's Membership Interest.

          "BUDGET" means the Company's budget to be prepared annually by IFT and
           ------
submitted to the Members for approval at least 30 days prior to the beginning of a fiscal year.

          "BUSINESS" means the business of entering into and performing under
           --------
contracts for acquiring, installing and maintaining the System in the ______________ Airlines fleet of aircraft.

          "BUSINESS DAY" means any day on which banks are
          ------------
open for business in Phoenix, Arizona and Chicago, Illinois.

          "CAPITAL ACCOUNT" means, with respect to any Member, the separate
           ---------------
"book" account which the Company shall establish and maintain for such Member in accordance with Section 704(b) of the Code and Section 1.704-1(b)(2)(iv) of the Regulation and such other provisions of Section 1.704-1(b) of the Regulation that must be complied with in order for the Capital Accounts to be determined in accordance with the provisions of the Regulation. In furtherance of the foregoing, the Capital Accounts shall be maintained in compliance with Section 1.704-1(b)(2)(iv) of the Regulation, and the provisions hereof shall be interpreted and applied in a manner consistent therewith.

          "CAPITAL CALL" means a notice from the Company to the Members
           ------------
requesting additional capital contributions pursuant to Section 3.2 of this Agreement setting forth (i) the amount of funds required by the Company; (ii) the funding date, not sooner than 30 days from date of delivery of the Capital Call; and (iii) each Member's share of the required amount of funds.

          "CAPITAL CONTRIBUTION" means, with respect to each Member, the amount
           --------------------
of money contributed to the Company by such Member from time to time.

          "CERTIFICATE" means the Certificate of Organization of the Company as
           -----------
filed by the Secretary of State of Delaware, as the same may be amended or restated from time to time.

          "CODE" means the Internal Revenue Code of 1986, as amended, or any
           ----
replacement or successor law thereto.

          "DISTRIBUTABLE CASH" means, with respect to any Fiscal Year or other
           ------------------
applicable fiscal period, the excess, if any, of (a) all cash receipts of the Company from all sources for such period, including without limitation receipts from operations, contributions of capital by the Members, proceeds of borrowing or from the issuance of securities by the Company, deposits and all other Company cash sources and all Company cash reserves on hand at the beginning of such period over (b) all cash expenses and capital expenditures of the Company for such period, all payments of principal and interest on account of Company indebtedness and such reasonable cash reserves as the Members deem necessary for any Company needs.

          "ENTITY" means any corporation, general partnership, limited
           ------
partnership, limited liability company, joint venture, trust, business trust, cooperative or association.

          "FINANCIAL STATEMENTS" means, for any Fiscal Year, the [AUDITED]
           --------------------
financial statements (consisting of a balance sheet, statement of operations, statement of Members' equity and statement of cash flows) of the Company. The Financial Statements shall be prepared in accordance with generally accepted accounting principles and shall be consistent with the books and records of the Company.

          "FISCAL YEAR" means the calendar year or such other fiscal year as the
           -----------
Members may select in its discretion from time to time in accordance with the Code and the Regulations.

          "LIQUIDATING TRUSTEE" means such Person as is selected at the time of
           -------------------
dissolution by the Members, which Person may include an Affiliate of any Member. The Liquidating Trustee shall be empowered to give and receive notices, reports and payments in connection with the dissolution, liquidation and/or winding-up of the Company and shall hold and exercise such other rights and powers as are necessary or required to permit all parties to deal with the Liquidating Trustee in connection with the dissolution, liquidation, and/or winding-up of the Company.

          "MANAGER" shall mean IFT unless IFT's Membership Percentage falls
           -------
below fifty percent (50%), in which case "MANAGER" shall mean any Member owning at least twenty percent of the Membership Percentages selected by Members owning a majority of the Membership Percentages.

          "MEMBERS" means Persons who have been admitted to the Company as
           -------
provided in Section 18-301 of the Act and whose names are set forth on Schedule
                                                                       --------
A attached hereto.
-

          "MEMBERSHIP INTEREST" means a Member's interest in the Company which
           -------------------
shall entitle the Member to (i) an interest in the Net Income, Net Loss, Distributable Cash, and net proceeds of liquidation of the Company, as set forth herein; (ii) any right to vote as set forth herein or as required under the Act; and (iii) any right to participate in the management of the Company as set forth herein or as required under the Act. A Membership Interest is personal property and a Member shall have no interest in the specific assets or property of the Company.

          "MEMBERSHIP PERCENTAGE" means, with respect to each Member, such
           ---------------------
Member's percentage ownership interest in the Company set forth on Schedule A
                                                                   ----------
attached hereto, adjusted as provided in Section 3.2 hereof.

          "NET INCOME" or "NET LOSS" means, for each Fiscal Year or other
           ----------      --------
applicable period, an amount equal to the Company's net taxable income or loss for such year or period determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), with the following adjustments: (a) by including as an item of gross income any tax-exempt income received by the Company and (b) by treating as a deductible expense any expenditure of the Company described in
Section 705(a)(2)(B) of the Code (including amounts paid or incurred to organize the Company (unless an election is made pursuant to Code Section 709(b)) or to promote the sale of Membership Interests and by treating deductions for any losses incurred in connection with the sale or exchange of Company property disallowed pursuant to Section 267(a)(1) or Section 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code.

          "PERSON" means any natural person or Entity.
           ------

          "PRIME RATE" means the prime rate or reference
           ----------
rate announced by Bank of America, N.A. from time to time.

          "REGULATIONS" means the proposed, temporary and final regulations
           -----------
promulgated by the Treasury Department pursuant to the Code, as amended from time to time.

          "RELATIVES"  means, with respect to any specified individual, the
           ---------
spouse, children (both natural and adopted), and grandchildren of such individual.

          "SYSTEM" means the IFEN-2 system, and all of its
           ------
updates, upgrades, modifications, enhancements and derivatives.


          "TRANSFER" means assign, sell, pledge, encumber, give or otherwise
           --------
transfer, dispose of or alienate, or grant an option or contractual agreement to do any of the foregoing, but shall not include any transfer to a legal representative or successor trustee.

          1.2  OTHER DEFINED TERMS. Capitalized terms not defined in Section 1.1
               -------------------
shall have the meanings set forth in the other sections of this Agreement.

     1.3  REFERENCES.  References to an "Exhibit" or to a "Schedule" are, unless
          ----------
otherwise specified, to one of the exhibits or schedules attached to this Agreement, and references to an "Article" or a "Section" are, unless otherwise specified, to one of the articles or sections of this Agreement. Each Exhibit and Schedule attached hereto and referred to herein is hereby incorporated herein by such reference.


                                   ARTICLE II
                                   ----------
                                  ORGANIZATION
                                  ------------

     2.1  ORGANIZATION OF COMPANY.  The Members hereby agree to organize the
          -----------------------
Company as a limited liability company under the Act effective upon the filing of the Certificate by IFT with the Secretary of State of the State of Delaware immediately after execution hereof. Except as provided herein or in the Certificate the rights and obligations of the Members are as provided under the Act.

     2.2  NAME.  The name of the Company is "IFT Ventures I,
          ----
LLC" or such other name as may be selected by the Members.

     2.3  PURPOSE; CHARACTER OF THE BUSINESS.  The purpose and business of the
          ----------------------------------
Company is to engage in the Business and to engage in any lawful transaction permitted by the Act in connection therewith.

     2.4  PRINCIPAL OFFICE.  The location of the Company's principal office is
          ----------------
4041 N. Central Avenue, Suite 2000, Phoenix, Arizona 85012, or such other place as may be selected by the Members.

     2.5  REGISTERED AGENT AND REGISTERED OFFICE.  The statutory agent for
          --------------------------------------
service of process and the registered office of the Company shall be The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, New Castle County, Delaware, 19805-1297 or such other statutory agent and registered office as the Members may determine from time to time.



                                ARTICLE III
                                -----------
                          CAPITAL CONTRIBUTIONS; ETC.
                          ---------------------------

     3.1  MANDATORY CAPITAL CONTRIBUTIONS.
          -------------------------------

          (a) Concurrently with the execution hereof, IFT shall contribute $_______ and Investor shall contribute $_______ in immediately available funds as their initial Capital Contributions;

          (b) On _____________, IFT shall contribute $________ and Investor shall contribute $_________ in immediately available funds.

     3.2  VOLUNTARY CAPITAL CONTRIBUTIONS FROM MEMBERS.
          --------------------------------------------

          (a) Upon receipt of a Capital Call approved by the Members, the Members shall be obligated to contribute to the Company the amount required by the Capital Call in cash, pro rata in accordance with their respective Membership Percentages, no later than the funding date set forth therein.

          (b) If any Member shall fail to timely make a Capital Contribution required pursuant to Sections 3.1(b) and 3.2(a) (the "Defaulting Member"), the Company shall give notice of such failure to the non-defaulting Member, and the non-defaulting Member shall have the right to convert its Capital Contribution into a loan to the Company and to lend to the Company the amount of the Capital Call the Defaulting Member failed to contribute (the "Member Loan"). The Member Loan shall bear interest at the greater of (i) 20% or (ii) the Prime Rate plus 6%, shall compound monthly and shall be repaid in full (together with accrued interest thereon) prior to any distributions to the Members.

          (c) The non-defaulting Member shall thereafter have the right at any time to convert the Member Loan into an equity interest in the Company. In the event, the conversion right is exercised, the non-Defaulting Member's Membership Percentage shall be increased to equal a fraction, expressed as a percentage, (i) the numerator of which is the sum of (A) the product of
     (1) the outstanding balance of the Member Loan and interest thereon and (2) 125%; and (B) the non-Defaulting Member's aggregate Capital Contributions and (ii) the denominator of which is the sum of (A) all Capital Contributions of the Members and (B) the outstanding balance of the Member Loan and interest thereon. The non-Defaulting Member's Membership Percentage shall be decreased by the amount the non-Defaulting Member's Membership Percentage is increased.

          (d) If a Member's Membership Percentage has been reduced to zero, it shall be deemed to have withdrawn from the Company.

          (e) Nothing contained herein shall limit the other remedies of the Company and the non-defaulting Member at law or in equity on account of any failure to make a Capital Contribution.

     3.3  WITHDRAWAL; RETURN OF CAPITAL; INTEREST.  Except as specifically
          ---------------------------------------
provided herein, no Member shall be entitled to any distributions from the Company or to withdraw any part of such Member's Capital Contribution prior to the Company's dissolution and liquidation, or when such withdrawal of capital is permitted, to demand distribution of property other than money. No Member shall be entitled to interest on its Capital Contribution.


                                   ARTICLE IV
                                   ----------
                  ALLOCATION OF NET INCOME AND NET LOSS; ETC.
                  -------------------------------------------

     4.1  NET INCOME AND NET LOSS
          -----------------------

          (a) Subject to Section 4.1(b), Net Income and Net Loss for any Fiscal Year or other applicable period shall be allocated among the Members pro rata in accordance with their respective Membership Percentages.

          (b) In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of income and gain shall be specifically allocated to the Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, any deficit in its Capital Account as quickly as possible, provided that an allocation pursuant to this Section 4.1(b) shall be made only if and to the extent that the Member would have a Capital Account deficit after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.1(b) were not in the Agreement.

     4.2  TAX WITHHOLDING.  The Company shall be authorized to pay, on behalf of
          ---------------
any Member, any amounts to any federal, state, local or foreign taxing authority, as may be necessary for the Company to comply with tax withholding provisions of the Code or other applicable income tax or revenue laws of any taxing authority. To the extent the Company pays any such amounts that it may be required to pay on behalf of a Member, such amounts shall be treated as a distribution to such Member and shall reduce the amount otherwise distributable to such Member.

     4.3  CAPITAL ACCOUNTS.  The Company shall maintain a Capital Account for
          ----------------
each Member.


                                   ARTICLE V
                                   ---------
                                 DISTRIBUTIONS
                                 -------------

     Any distributions to the Members shall be made solely to the extent of Distributable Cash and shall be made pro rata among the Members in accordance with their Membership Percentages. The timing and amount of distributions shall be determined by the Manager. Notwithstanding anything to the contrary contained herein, no distribution may be made while any Member Loan is outstanding or if, after giving effect to the distribution, (i) the Company would not be able to pay its debts as they become due in the ordinary course of business or (ii) the Company's total assets would be less than the sum of its total liabilities.


                                   ARTICLE VI
                                   ----------
                     ACCOUNTING AND ADMINISTRATIVE MATTERS
                     -------------------------------------

     6.1  BOOKS AND RECORDS.  The Manager shall cause the Company to maintain,
          -----------------
or cause to be maintained, full, true, complete and correct books of account of the

Company, in accordance with generally accepted accounting principles applied on a consistent basis. The books of account shall contain particulars of all monies, goods or effects belonging to or owing to or by the Company, or paid, received, sold or purchased in the course of the Company's business, and all of such other transactions, matters and things relating to the business of the Company as are usually entered in books of accounts kept by persons engaged in a business of a like kind and character. In addition, the Manager shall cause the Company to keep all records required to be kept pursuant to the Act. Each Member shall, upon prior written notice and during normal business hours, have access thereto for the purpose of inspecting or, at the expense of such Member, copying the same. Any Member reviewing the books and records of the Company pursuant to the preceding sentence shall do so in a manner which does not unduly interfere with the conduct of the Company's business.

     6.2  REPORTS.  The Manager shall cause the Company to prepare, or cause to
          -------
be prepared, and furnish to each Person who was a Member during a Fiscal Year, within ninety (90) days after the close of such Fiscal Year, (i) Financial Statements for such Fiscal Year and (ii) a Schedule K1 or such other form as shall be necessary to advise all Members relative to their investment in the Company for federal, state, local and foreign income tax reporting purposes.

     6.3  TAX MATTERS PARTNER.  The Manager shall be the "Tax Matters Partner,"
          --------------------
as such term is defined in Section 6231(a)(7) of the Code. In the event of an income tax audit of any tax return of the Company, the filing of any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Company, or any administrative or judicial proceedings arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, any decision which could materially affect a Member's tax liability shall require the affirmative approval of all the Members.

     6.4  TAX ELECTIONS AND RETURNS.  All elections required or permitted to be
          -------------------------
made by the Company under any applicable tax laws shall be made by the Members; provided, however, the Company shall, if requested by the transferee of a Company Interest, file an election on behalf of the Company pursuant to Section 754 of the Code to adjust the basis of the Company property in the case of a transfer of a Membership Interest made in accordance with the provisions of this Agreement. The Manager shall be responsible for preparing all federal and state tax returns for the Company and furnishing required schedules showing allocations of tax items to all other Members within the period of time prescribed by law (including any extensions permitted by applicable law).

     6.5  REIMBURSEMENT.  The Company shall, on a [quarterly] basis, pay to the
          -------------
Manager a management fee equal to 100% of its reasonable out-of-pocket costs incurred in connection with, or allocable to, performance of its duties as Manager under this Agreement.

                                  ARTICLE VII
                                  -----------
                             MANAGEMENT OF COMPANY
                             ---------------------

     7.1  MANAGEMENT.
          ----------

          (a) Except as otherwise provided herein, the Company shall be managed by the Manager or, in the absence of a Manager, by Members owning a majority of the Membership Percentages.

          (b) The Manager shall be obligated to use its reasonable good faith efforts to cause the Company to obtain all necessary licenses and permits for the operation of the Business, including, without limitation, all gaming related licenses and permits and to comply with all laws, rules and regulations relating to the Business.

     7.2  ACTIONS REQUIRING MEMBER APPROVAL.  The following actions shall
          ---------------------------------
require the affirmative approval of all of the Members:

          (a) the sale, exchange, lease or other disposition of all or substantial portion of the property of the Company;

          (b) acting as a surety, guarantor, endorser or accommodation endorser for any Person or lend any money;

          (c)  incurring any debt or obligation in excess of $__________;

          (d)  placing any liens or encumbrances on the assets of the Company;

          (e)  admitting any Person as an additional Member;

          (f) taking any action for the (i) commencement of a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, (ii) consent to the entry of any order for relief in an involuntary case under any such law, (iii) consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the relevant company or of any substantial part of the property thereof, (iv) making by the relevant company of a general assignment for the benefit of creditors, or (v) making of any other arrangement or composition with creditors generally to modify the terms of payment of, or otherwise restructure their obligations;

          (g)  amending or modifying this Agreement;

          (h) entering into any contract with a Member or Affiliate of a Member;

          (i) entering into any material contract for the installation or maintenance of the System;

          (j)  entering into any contract for the sale of the System;

          (k)  acquiring other entities or businesses;

          (l)  making any voluntary Capital Calls;

          (m)  approving the Budget;

          (n)  selecting the Company's auditor;

          (o)  selecting the Liquidating Trustee; and

          (p) except as set forth under Section 6.5, reimbursing any Member for out-of-pocket expenses incurred by such Member on behalf of the company in excess of $_________ in any fiscal year (to the extent that such costs are not being reimbursed, the Member shall be relieved from its obligations to incur costs); and

          (q) materially modifying, changing or amending any agreement or arrangement which is the subject of the matters referred to in subclauses
     (a) through (p) above.

     7.3  MEMBER MEETINGS.  An annual meeting of the Members shall be held,
          ---------------
without any notice other than this provision, on the first Monday of April of
each year.   Special meetings of the Members may be called by any Member.

     7.4  NOTICE.  Notice of a special meeting shall be given to each Member at
          ------
least five Business Days prior to the date designated therein for such meeting. A Member may waive notice of any meeting. The attendance of a Member at any meeting shall constitute a waiver of notice of such meeting, except where the Member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Members need be specified in the notice or waiver of notice of such meeting.

     7.5  QUORUM AND VOTING.  Members owing a majority of the Membership
          -----------------
Percentages shall constitute a quorum for the transaction of business at any meeting of the Members provided that (i) each Member received notice of such meeting in accordance with Section 7.4 or (ii) at least one representative of each of the Members not receiving such notice is present, and, except as provided in Section 7.2 hereof, the vote of a majority of the Membership Percentages shall be the act of the Company.

     7.6  TELEPHONIC MEETINGS.  Any meetings of the Members may be held, or any
          -------------------
Member may participate in any meeting of the Members, by use of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     7.7  COMPENSATION.  The Members shall not receive compensation for their
          ------------
services to the Company in such capacity but, by resolution of the Members, may be paid their reasonable expenses, if any, for attending any meeting of the Members.

     7.8  REMOVAL OF MANAGER.  IFT may be removed as Manager by Investor if
          ------------------
Manager (a) commits a felony; (b) exposes the Company to criminal liability; (c) engages in conduct constituting bad faith, gross negligence or willful misconduct, which conduct is likely to result in a material detriment to the Company or (d) becomes a Defaulting Member. In any such event, Investor shall become the Manager.



                                ARTICLE VIII
                                ------------
                  LIMITATION ON LIABILITY AND INDEMNIFICATION
                  -------------------------------------------

     8.1  INDEMNIFICATION AND CONTRIBUTION.  The Company shall indemnify, defend
          --------------------------------
and hold harmless the Members from and against any claims, causes of action, costs or expenses, including but not limited to reasonable attorneys fees ("Losses"), asserted against him or incurred by him in such capacity arising out of his status as such other than Losses arising from his gross negligence, willful misconduct or breach of this Agreement or the Alliance Agreement dated as of November 12, 1996 between IFT and Hyatt Ventures, Inc. (the "Alliance Agreement").

     8.2  PAYMENT OF EXPENSES IN ADVANCE.  Expenses incurred in defending a
          ------------------------------
civil or criminal action, suit or proceeding may be paid out of Company funds in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by the Member, to repay such amount unless it shall ultimately be determined that it is entitled to be indemnified by the Company.

     8.3  PROVISIONS NOT EXCLUSIVE.  The indemnification provided by this
          ------------------------
Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, agreement, vote of Members or otherwise.


                                   ARTICLE IX
                                   ----------
                       TRANSFER OF MEMBERSHIP INTERESTS;
                       ---------------------------------
                            DEADLOCK; NO RESIGNATION
                            ------------------------

     9.1  RESTRICTION ON TRANSFER.  Except for (i) Transfers to Affiliates of
          -----------------------
Investor and (ii) the transfer by Investor of its Membership Interest to IFT in exchange for stock of IFT, as contemplated by the Alliance Agreement between IFT and Investor's Affiliate and (iii) sales pursuant to Section 9.2 hereof, for which no approval is required, no

Member shall, directly or indirectly, voluntarily or involuntarily, Transfer to any Person by whatever means all or any portion of its Membership Interest unless approved in writing by all the Members. To the extent permitted by law, any Transfer in violation of this Agreement shall be null and void. In the event that a Member Transfers any of its Membership Interests to an Affiliate, the transferring Member and each of its Affiliate transferees shall be deemed to be a single Person for purposes of Section 9.2 hereof.

     9.2  PERMITTED TRANSFERS.
          -------------------

          (a)  Offer from Bona Fide Purchaser. After the first anniversary of
               ------------------------------
     this Agreement, if a Member (for purposes of this Section 9.2, "Seller") desires to effect the sale of all (but not less than all) of its Membership Interest for cash and receives a written offer (the "OFFER") from a Bona Fide Purchaser, Seller shall, at least 90 days prior to the proposed sale,
     (i) notify the other Member(s) (the "OTHER MEMBER(S)") of its intention to sell, (ii) notify the Other Member if the Seller desires to exercise its Bring-Along Right described in Section 9.2(d) (below the "Bring-Along Notice"), and (iii) provide the Other Member with a copy of the contract for the sale of such interest (collectively, the "TRANSFER NOTICE").

          (b)  Right of First Refusal. The Other Member(s), or its designee,
               ----------------------
     shall have the right to purchase Seller's entire Membership Interest at the same price and on the same terms as contained in the Transfer Notice (the "RIGHT OF FIRST REFUSAL"). The Other Member must exercise its Right of First Refusal, if at all, by giving notice of exercise (the "PURCHASE NOTICE") to the Seller within 30 days after delivery of the Transfer Notice, and such sale shall be consummated on the date on which the sale would otherwise have been consummated pursuant to the offer subject to the making of any filings with, and receipt of, all governmental consents and approvals.

          (c)  Tag-Along Right.  The Other Member(s), in lieu of delivering the
               ---------------
     Purchase Notice, may exercise the option to sell its entire Membership Interest to the Bona Fide Purchaser (the "TAG-ALONG RIGHT") on the same terms, conditions and price (mathematically adjusted to reflect differing Membership Percentages) as set forth in the Transfer Notice by giving Seller notice (the "TAG-ALONG NOTICE") within 30 days after the transmittal of a copy of the Transfer Notice. Delivery of the Tag-Along Notice shall constitute a binding agreement by the Other Member(s) to sell its entire Membership Interest to the Bona Fide Purchaser, on the same terms and conditions specified in the Transfer Notice.

          (d)  Bring-Along Right. In the event the Seller has delivered the
               -----------------
     Bring-Along Notice as part of the Transfer Notice and the Other Member(s) has not exercised its Right of First Refusal or Tag-Along Right, the Other Member(s) shall be required to sell its entire Membership Interest to the Bona Fide Purchaser on the same terms and conditions and at the same price (mathematically adjusted to reflect differing Membership Percentages) as set forth in the Transfer Notice simultaneously with the sale of the Seller's interest to the Bona Fide Purchaser.

     (e)  Consummation of Purchase.
          ------------------------

          (i) If the Other Member(s) fails to exercise its Right of First Refusal, then the Seller may sell its Membership Interest on the terms specified in the Transfer Notice, provided (A) if the Other Member has exercised its Tag-Along Right or Seller has exercised its Drag Along Right, the Other Member shall participate in such sale as provided in Section 9.2(c) or (d), as the case may be; and (B) such sale is consummated no later than the later to occur of (x) the date set forth for closing in the Transfer Notice; or (y) 90 days after delivery of the Transfer Notice. If the sale is not consummated within the period of time specified in the preceding sentence, then no sale may be consummated with respect to any portion of the Seller's Membership Interest except upon compliance again with the provisions of this Section 9.2 to the extent this Section 9.2 would otherwise be applicable.

          (ii) If the Other Member(s) exercises its Right of First Refusal, Seller shall sell and the Other Member(s) shall purchase the Seller's entire Membership Interest pursuant to the terms set forth in the Transfer Notice on the date on which the sale would otherwise have been consummated pursuant to the offer.

          (iii) Any closing hereunder shall take place at the principal offices of the Company or such other place as is specified in the Transfer Notice if the purchaser is the Bona Fide Purchaser.

          (iv) The parties hereto shall deliver such instruments and other documentation as may be reasonably required to effect the transfers required hereby.

          (v) The consideration for any Transfers under this Section 9.2 shall be solely cash.

     9.3  NEW MEMBERS.  Any Person, not then a Member, to whom a Membership
          -----------
Interest shall be Transferred in accordance with the provisions of this Article IX shall agree in writing to be subject to the terms hereof and shall become a substituted Member hereunder. All reasonable costs and expenses incurred by the Company in connection with any Transfer, and, if applicable, the admission of a Person as a substituted Member, shall be paid by the Transferring Member. If any Membership Interest is Transferred other than in accordance with the provisions hereof and the transferee is not admitted as a substituted Member, such transferee shall be deemed a mere assignee of profits only without any right, power or authority of a Member hereunder and shall bear losses in the same manner as its predecessor in interest; the transferor of such interest shall thereafter be considered to have no further rights or interest in the Company with respect to the interest Transferred, but shall nonetheless be subject to its obligations under this Agreement with respect to such interest. Upon admission of a transferee as a substituted Member, the transferor shall withdraw from the Company, and be relieved of any corresponding obligations, to the extent of its Transferred Membership Interest.

     9.4  DEADLOCK.  If, after making a good faith effort, the Members have
          --------
failed to agree on any of the matters which, in the reasonable opinion of Investor, could have a material adverse impact on the Company (a "DEADLOCK"), IFT shall, after receipt of a written notice from Investor that it desires to have its Membership Interest purchased, purchase Investor's entire Membership Interest at a price equal to the appraised value thereof, such value to be determined pursuant to Section 2.6(b) of the Alliance Agreement; provided, however, that Investor may withdraw its notice within five days after the determination of appraised value, and in such event, the issue or issues which were the subject of the Deadlock shall be decided in favor of EFT. The purchase price shall be payable by IFT, at its election, either entirely in cash or one-third in cash and two-thirds in a promissory note in the form of Exhibit 9.4
                                                                 -----------
attached hereto. The unpaid principal amount of said note shall bear interest at the Prime Rate plus 2% per annum with the principal and accrued interest being due eighteen months after delivery of the note. Any portion of such principal amount and accrued interest shall be prepayable without penalty at any time at the election of IFT. The note shall be secured by the assets of the Company, and if the Company is dissolved as a result of the purchase of the Investor's Membership's Interest or otherwise, such assets may be distributed to IFT, but shall continue to be subject to the security interest. The closing of the sale of Investor's Membership Interest and this Section 9.4 shall take place forty-five Business Days after the determination of the value of the Membership Interest.

     9.5  NO RESIGNATION OR RETIREMENT.  Each Member agrees that it will not
          ----------------------------
voluntarily resign or retire from the Company, except in connection with a permitted Transfer as provided in Article IX. Any Member who resigns or retires from the Company in contravention of this Agreement will be liable to the Company for any damages occasioned by such resignation or retirement and, in addition to any remedies the Company may have at law or in equity, the Company may offset against any amounts it may owe to such resigning or retiring Member (in connection with a distribution or otherwise) any such damages occasioned by such resignation or retirement. Any Member who attempts to resign or retire from the Company in contravention of this Section shall no longer be entitled to vote his or its Membership Interest.

                                   ARTICLE X
                                   ---------
                          DISSOLUTION AND TERMINATION
                          ---------------------------

     10.1 DISSOLUTION. The Company shall continue in effect until dissolved upon
          -----------
the first to occur of the following:

          (a) the death, expulsion, Bankruptcy, court declaration of incompetence with respect to, or dissolution of any Member, unless the Company is continued by the consent of at least a "MAJORITY-IN-INTEREST" (within the meaning of Rev. Proc. 94-46, 1994-2 C.B. 688) of the remaining Members within ninety (90) days following, or notice thereof, the occurrence of any such event;

          (b) the unanimous written consent of the Members to dissolve the Company;

          (c) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act;

          (d) sale or other disposition of all or substantially all of the Company's assets; or

          (e)  [THIRTY YEARS FROM DATE OF THIS AGREEMENT]

     10.2 ACCOUNTING.  Upon the dissolution of the Company, a proper accounting
          ----------
(which shall be certified) shall be made of the assets and liabilities of the Company and the Capital Account of each Member as of the date of dissolution and of the items of Net Income and Net Loss of the Company from the date of the last previous accounting to the date of dissolution. Financial Statements presenting such accounting shall be prepared.

     10.3 LIQUIDATING TRUSTEE.
          -------------------

          (a) Upon the dissolution of the Company, the affairs of the Company shall be wound up and terminated and the Members shall continue to share Net Income, Net Loss, Distributable Cash and other items of the Company during the winding-up period in accordance with the provisions of Articles IV and V hereof. The winding-up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Liquidating Trustee, who is hereby authorized to do all acts authorized by law for these purposes. The Liquidating Trustee, in carrying out such winding up and distribution, shall have full power and authority to sell, assign, transfer and encumber all or any of the Company assets; provided,
                                                                     --------
     however, the Liquidating Trustee shall not sell any assets unless:
     -------


               (i) the Liquidating Trustee shall have in good faith solicited bids from unrelated third parties; and

               (ii) such transactions shall be made by the Liquidating Trustee solely on an "arm's length" basis and at the best price and on the best terms and conditions that are available.

          (b) Upon the completion of the winding up of the Company and the distribution of all Company assets, the Company shall terminate and the Liquidating Trustee shall have the authority to execute and record any and all other documents required to effectuate the termination of the Company.

          (c) The Liquidating Trustee shall be indemnified and held harmless by the Company from and against any and all claims, liabilities, costs, damages and causes of action of any nature whatsoever arising out of or incidental to the Liquidating Trustee's taking of or failure to take any action authorized under, or within the scope of, this Agreement; provided,
                                                                      --------
     however, that the Liquidating Trustee shall not be entitled to
     -------
     indemnification for:

               (i) matters entirely unrelated to the Liquidating Trustee's actions under the provisions of this Agreement; or

               (ii)  fraud, willful misconduct or criminal activity.

     10.4 LIQUIDATING DISTRIBUTION.  In the event of the dissolution of the
          ------------------------
Company for any reason, the Company assets shall be liquidated for distribution in the following rank and order:

          (a) first, to the payment and discharge of all the Company's debts and liabilities in the order of priority as provided by the Act;

          (b) second, to the establishment of any necessary reserves to provide for contingent liabilities, if any; and

          (c) third, to the Members in proportion to their Capital Accounts after giving effect to the allocations set forth in Article IV hereof, treating any distribution of property as a sale thereof at fair market value.

Such distributions shall be made on or before a date (the "FINAL LIQUIDATION DATE") no later than the later to occur of (i) the last day of the taxable year of the Company in which the liquidation of the Company occurs and (ii) ninety
(90) days after such liquidation. If the Liquidating Trustee, in its discretion, determines that the distributions will not be timely made, it may distribute all of the assets and liabilities of the Company in trust, with the Liquidating Trustee, or such other Person as may be selected by the Liquidating Trustee as trustee; the purpose of the trust is to allow the Company to comply with the timing requirements. The trustee of said trust shall distribute the former Company assets (however constituted, enhanced or otherwise) as promptly as he deems proper and in the same manner as directed in this Section (without regard to this sentence or the preceding two sentences) and otherwise as required hereunder. The trust shall be terminated as soon as possible after the trust property is distributed to the beneficiaries thereof.

     10.5 DISTRIBUTIONS IN KIND.  Company property distributed in kind shall be
          ---------------------
transferred and conveyed to the distributees as tenants in common subject to any liabilities attached thereto so as to vest in them undivided interests in the whole of such property in proportion to their respective rights to share in the proceeds of the sale of such property in accordance with this Article.


                                   ARTICLE XI
                                   ----------
                                 MISCELLANEOUS
                                 -------------

     11.1 AMENDMENTS. This Agreement may be amended, modified or changed only in
          ----------
accordance with Section 7.2(g).

     11.2 FURTHER ASSURANCES.  Each Member agrees to execute, acknowledge,
          ------------------
deliver, file, record and publish such further certificates, amendments to certificates, instruments and documents, and do such other acts and things as may be required by law, or as may be required to carry out the intent and purposes of this Agreement.

     11.3 NOTICES.  All notices, demands, consents, approvals, requests, offers
          -------
or other communications which any of the parties to this Agreement may desire or shall be required to be given hereunder shall be in writing and shall be given
(a) by registered or certified mail, return receipt requested, (b) by personal delivery, (c) delivery via reputable private air freight service, the cost and expense of such delivery to be borne by the sending party, or (d) by electronic communication (telex or facsimile transmission). All notices shall be addressed to the recipient at the address contained on the books of the Company. Any Member may designate another address (or change its address) for notices hereunder by delivery of a written notice to all other Members in accordance with the provisions of this section. Any notice sent in compliance with the above provisions shall be deemed delivered and received, except for electronic communications, on the third business day next succeeding the day on which it was sent, or, if sooner, on the actual date received, and, in the case of electronic communications, only on the date the sending party receives acknowledgement of receipt of such notice.

     11.4 GOVERNING LAW.  This Agreement is made pursuant to and shall be
          -------------
governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

     11.5 CAPTIONS.  All articles and section headings or captions contained in
          --------
this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

     11.6 PRONOUNS.  As used herein, all pronouns shall include the masculine,
          --------
feminine, neuter, singular and plural thereof wherever the context and facts require such construction.

     11.7  SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon the
           ----------------------
parties hereto and their respective executors, administrators, legal representatives, heirs, successors and assigns, and shall inure to the benefit of the parties hereto, and, except as otherwise herein expressly provided, their respective executors, administrators, legal representatives, successors and assigns.

     11.8  EXTENSION NOT A WAIVER.  No delay or omission in the exercise of any
           ----------------------
power, remedy or right herein provided or otherwise available to a party or to the Company shall impair or affect the right of such Member or the Company thereafter to exercise the same. Any extension of time or other indulgences granted to a Member hereunder shall not otherwise alter or affect any power, remedy or right of any other Member or of the Company or of the obligations of the Member to whom such extension or indulgence is granted.

     11.9  SEVERABILITY.  If any provision of this Agreement or application to
           ------------
any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such Person or circumstances, other than as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision shall be valid and shall be enforced to the fullest extent permitted by law.

     11.10 ENTIRE AGREEMENT.  This Agreement, and the schedules and exhibits
           ----------------
hereto, contain the entire understanding and agreement of the parties hereto relating to the subject matter hereof and all prior agreements relative hereto which are not contained herein.

     11.11 COUNTERPARTS.  This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original, and all of which, when taken together, shall be deemed one agreement, but no counterpart shall be binding unless an identical counterpart shall have been executed and delivered by each of the other parties hereto.

     11.12 NO THIRD PARTY BENEFICIARY.  The provisions of this Agreement shall
           --------------------------
be solely for the benefit of the parties hereto and their respective successors and assigns.



              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

                              THE MEMBERS:
                              -----------

                              INTERACTIVE FLIGHT TECHNOLOGIES, INC.



                              By:
                                   --------------------------------
                                   Name:
                                   Title:




                              -------------------------------------


                              By:
                                   --------------------------------

                                   SCHEDULE A
                             TO OPERATING AGREEMENT
                             OF IFT VENTURES I, LLC



MEMBER                                                      MEMBERSHIP
------                                                      ----------
PERCENTAGE
----------

Interactive Flight                                               2/3
Technologies, Inc.
4041 N. Central Ave.
Suite 2000
Phoenix, Arizona 85012


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